UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )
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Preliminary proxy statement

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Definitive Proxy Statement

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Soliciting Material Under §240.14a-12

Agree Realty Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AGREE REALTY CORPORATION
32301 Woodward Avenue
Royal Oak, MI 48073

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 23, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of stockholders (the “2024 Annual Meeting”) of AGREE REALTY CORPORATION, a Maryland corporation, will be held virtually at 10:00 a.m. Eastern Time on May 23, 2024, for the following purposes:
• To elect four directors to serve until the annual meeting of stockholders in 2027;
• To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024;
• To approve (on an advisory basis), by non-binding vote, executive compensation; and
• To approve the 2024 Omnibus Incentive Plan.
In addition, stockholders will consider and vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on March 15, 2024 will be entitled to notice of and to vote at the 2024 Annual Meeting or at any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting virtually via the internet. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/ADC2024 and enter the 16-digit control number included on your notice or proxy card (if you received a printed copy of the proxy materials). Stockholders may vote and submit questions while attending the 2024 Annual Meeting virtually via the internet.
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about April 12, 2024, we expect to mail our stockholders either (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) only or (ii) a copy of this Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report (if a stockholder previously requested paper delivery of proxy materials), each in connection with the solicitation of proxies by our board of directors for use at the 2024 Annual Meeting and any adjournments or postponements thereof. The Notice contains instructions related to this process, including how to access our Notice of Annual Meeting, proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the Notice of Annual Meeting, proxy statement and annual report.
It is important that your shares be voted. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you attend the 2024 Annual Meeting, you may revoke your proxy in accordance with procedures set forth in the proxy statement and vote electronically via the internet.
By Order of the Board of Directors
Peter Coughenour Chief Financial Officer and Secretary
April 12, 2024
Royal Oak, Michigan

i

ii

AGREE REALTY CORPORATION
32301 Woodward Avenue
Royal Oak, MI 48073

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 23, 2024

ABOUT THE ANNUAL MEETING
This proxy statement is furnished by our board of directors (the “Board”) in connection with the Board’s solicitation of proxies to be voted at the 2024 Annual Meeting of stockholders (the “2024 Annual Meeting”) of Agree Realty Corporation (the “Company”) to be held virtually at 10:00 a.m. Eastern Time on May 23, 2024, at www.virtualshareholdermeeting.com/ADC2024, and at any adjournment or postponement thereof.
On or about April 12, 2024, we are mailing either (i) a copy of the Notice of Annual Meeting, this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) (if a stockholder previously requested paper delivery of proxy materials), or (ii) the Notice only, to our stockholders of record on March 15, 2024 (the “Record Date”). The Notice and this proxy statement summarize the information you need to know to vote at the 2024 Annual Meeting. You do not need to attend the 2024 Annual Meeting virtually via the internet in order to vote.
What is the purpose of the 2024 Annual Meeting?

At the 2024 Annual Meeting, holders of our common stock will be voting on the matters set forth below:
•
To elect four directors to serve until the annual meeting of stockholders in 2027;

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To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for 2024;

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To approve (on an advisory basis), by non-binding vote, executive compensation; and

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To approve the 2024 Omnibus Incentive Plan.

The Board recommends that you vote FOR the director nominees, FOR the ratification of the appointment of Grant Thornton, FOR executive compensation, and FOR the 2024 Omnibus Incentive Plan.
In addition, management will report on our performance and will respond to appropriate questions from stockholders. A representative of Grant Thornton will be present at the 2024 Annual Meeting and will be available to respond to appropriate questions. Such representative will also have an opportunity to make a statement.

How can I Attend the Meeting?

You can attend the 2024 Annual Meeting virtually via the internet or by proxy.
Attending and Participating Online. The 2024 Annual Meeting will take place virtually via the internet at www.virtualshareholdermeeting.com/ADC2024. Stockholders may vote and submit questions while attending the 2024 Annual Meeting virtually via the internet. You will need the 16-digit control number included on your Notice or proxy card (if you received a paper delivery of proxy materials), to enter the 2024 Annual Meeting via the internet. Instructions on how to attend and participate virtually via the internet, including how to demonstrate proof of share ownership, are available at www.virtualshareholdermeeting.com/ADC2024. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties.
Attending by Proxy. Please see “Can I vote my shares without attending the 2024 Annual Meeting?” below.
Why are you Holding a Virtual Annual Meeting?

We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the 2024 Annual Meeting since our stockholders can participate from any location around the world with internet access. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the 2024 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the meeting, we may answer questions as they come in, to the extent relevant to the business of the meeting, as time permits.
Who is Entitled to Vote?

All stockholders of record at the close of business on the Record Date will be entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the 2024 Annual Meeting. As of the Record Date, 100,629,054 shares of our common stock, $.0001 par value per share, were outstanding.
What Constitutes a Quorum?

The presence at the 2024 Annual Meeting, virtually via the internet or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for all purposes. Proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether or not there is a quorum.
However, if a quorum is not present at the 2024 Annual Meeting, the stockholders, present virtually via the internet or represented by proxy, have the power to adjourn the meeting until a quorum is present or represented. Regardless of whether a quorum is present, our Amended and Restated Bylaws (as amended, our “Bylaws”) provide that the chairman of the meeting may recess or adjourn the meeting.
What is the Difference Between Holding Shares as a Stockholder of Record and a Beneficial Owner?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card and our annual report) are being sent to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us over the internet or by telephone as described in the Notice, or through an accompanying proxy card or to vote virtually via the internet at the 2024 Annual Meeting.
Beneficial Owners. Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, our annual report and the Notice) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2024 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually via the internet at the 2024 Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.
May I Vote my Shares at the 2024 Annual Meeting?

Even if you plan to virtually attend the 2024 Annual Meeting, we encourage you to vote your shares prior to the meeting.
Stockholders of Record. If you are a stockholder of record and attend the 2024 Annual Meeting virtually via the internet, you may deliver your completed proxy card as discussed below or vote during the meeting by electronic ballot in accordance with the instructions on how to participate virtually via the internet, which are available at www.virtualshareholdermeeting.com/ADC2024.
Beneficial Owners. If you hold your shares through a broker, bank or other nominee and want to vote such shares virtually via the internet at the 2024 Annual Meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.
Can I Vote my Shares Without Attending the 2024 Annual Meeting?

If you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided or vote by telephone or internet as indicated on your proxy card. Voting your shares over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the 2024 Annual Meeting and vote your shares virtually via the internet. If you attend the 2024 Annual Meeting, you may revoke your proxy in accordance with the procedures set forth in this proxy statement.
If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.
Can I Change my Vote After I have Voted?

Yes. Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting virtually via the internet at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our Secretary bearing a later date or by attending the meeting and voting virtually via the internet. Attendance at the meeting will not by itself constitute revocation of a proxy. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What Does it Mean if I Receive More Than One Notice or Proxy Card or Voting Instruction Card?

If you receive more than one Notice or proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or our transfer agent. If you receive more than one Notice, please submit all of your proxies over the internet, by mail or by telephone, following the instructions provided in the Notice, to ensure that all of your shares are voted. If you receive more than one proxy card or voting instruction card, please sign and deliver each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
How Many Copies Should I Receive if I Share an Address With Another Stockholder?

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called

“householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice, and, if applicable, our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
The Company and brokers, banks or other agents may be householding the Notice and our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or a separate set of our proxy materials now or in the future, you may contact Agree Realty Corporation, either by calling (248) 737-4190 or by writing to 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Secretary in the same manner.
What if I do not Vote for Some of the Items Listed on my Proxy Card or Voting Instruction Card?

Stockholders of Record. Proxies properly submitted via the internet, mail or telephone will be voted at the 2024 Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the 2024 Annual Meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
Beneficial Owners. Proxies properly submitted via the internet, mail or telephone or pursuant to your voting instruction card will be voted at the 2024 Annual Meeting in accordance with your directions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including the ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote approving our executive compensation, or the approval of the 2024 Omnibus Incentive Plan, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.
What Vote is Required to Approve Each Item?

Proposal 1 — Election of Directors. The four nominees receiving the highest number of “for” votes at the 2024 Annual Meeting will be elected as directors. Any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results. The slate of nominees discussed in this proxy statement consists of four directors, Richard Agree, Karen Dearing, Linglong He and Michael Hollman, whose terms are expiring. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Our stockholders do not have the right to cumulate their votes for directors.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of votes cast at the 2024 Annual Meeting is necessary to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2024. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee, in its sole discretion, may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year.
Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation. The affirmative vote of a majority of votes cast at the 2024 Annual Meeting is necessary to approve our executive compensation. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.
Proposal 4 — Approval of the 2024 Omnibus Incentive Plan. The affirmative vote of a majority of votes cast at the 2024 Annual Meeting is required to approve the 2024 Omnibus Incentive Plan. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.
Other Matters — If any other matter is properly submitted to the stockholders at the 2024 Annual Meeting, its adoption will require the affirmative vote of a majority of votes cast at the meeting. The Board does not propose conducting any business at the 2024 Annual Meeting other than as stated above.
Will Anyone Contact me Regarding This Vote?

We have engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which is not expected to exceed $25,000 in total. Our directors and officers may solicit proxies by mail, telephone, internet, e-mail or in person.
How do I Find Out the Voting Results?

Voting results will be announced at the 2024 Annual Meeting and will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the close of the meeting.

PROXY SUMMARY
History of Board Responsiveness

The Company has frequently engaged with its stockholders in recent years. Over this time, the Company received feedback on its corporate governance, executive compensation, and board composition practices, as well as its environmental, social, and governance (“ESG”) initiatives. The Company values stockholder feedback, and the feedback received from these engagements has shaped the Company and how it operates today. The table below summarizes the actions taken over the past five years in response to stockholder feedback:
2019	✓	Appointed a Lead Independent Director to further promote independence
	✓	Adopted an Insider Trading Policy
	✓	Adopted a succession plan for the Chief Executive Officer
2020	✓	Increased ownership requirements for non-employee directors to three times their annual cash compensation
	✓	Appointed Karen Dearing to the Board of Directors
	✓	Appointed Michael Hollman to the Board of Directors
	✓	Published our inaugural ESG report committing to improving transparency and accountability for sustainability, social and corporate responsibility
2021	✓	Appointed Michael Judlowe to the Board of Directors
	✓	Appointed Ambassador John Rakolta, Jr. to the Board of Directors
	✓	Created the ESG Steering Committee to execute the Company’s ESG strategy and define the Company’s ESG policies, practices and disclosure
	✓	Aligned our ESG disclosures with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD)
	✓	Increased ownership requirements for non-employee directors to four times their annual cash compensation

2022	✓	Changed Long Term Incentive (“LTI”) plan awards to 55% performance-based and 45% time-based for all Named Executive Officers (“NEOs”)
	✓	Placed a cap on payouts under the LTI Plan of 100% if the Company’s absolute total shareholder return were negative
	✓	Increased the percentile of performance required to reach maximum payout under the LTI Plan to 200% for 90th percentile performance, from the previous 150% payout for 75th percentile performance
	✓	Increased ownership requirements for non-employee directors to five times their annual cash compensation
	✓	Disclosed management business objective (“MBO”) metrics and actual results for 2021
	✓	Disclosed the net lease peer group that awards for performance units are measured against
	✓	Adopted a Human Rights Policy and enhanced our Whistleblower Policy
	✓	Adopted green lease language into our standard lease forms
	✓	Executed multiple green leases, achieving Gold Level recognition from Green Lease Leaders
	✓	Published an ESG Policy Statement and ESG Steering Committee charter
	✓	Enhanced due diligence and asset management processes to include an evaluation of tenants’ ESG policies
	✓	Completed Scope 1 and 2 greenhouse gas emissions inventory and calculated our Scope 3 downstream leased assets emissions data using actual data where available and using standard estimate methodologies to fill in gaps
2023	✓	Adopted Anti-Corruption and Related-Party Transaction policies
	✓	Updated our CEO’s LTI awards to 60% performance-based and 40% time-based starting with the February 2024 award
	✓	Engaged tenants to discuss ESG and other sustainability initiatives
	✓	Systematically monitored ESG reporting across tenants in the portfolio
	✓	Employees participated in ESG and Diversity, Equity and Inclusion (“DEI”) training
	✓	Achieved Gold Level recognition from the Green Lease Leaders organization for the second year in a row
2024	✓	Appointed Linglong He to the Board of Directors
	✓	Further enhanced our CEO’s LTI awards to 70% performance-based and 30% time-based starting with the February 2025 award
	✓	Improved our MBO disclosure by adding the CEO’s percentage weightings for each objective
The Company expects to remain engaged on compensation, governance and ESG issues with its stockholders. We will continue to be responsive to stockholder concerns and align our compensation, governance and ESG policies and practices with the long-term interests of our stockholders.
Our Business

We are a fully integrated real estate investment trust (“REIT”) primarily focused on the ownership, acquisition, development, and management of retail properties net leased to industry-leading retailers. As of December 31, 2023, our portfolio consisted of 2,135 properties located in 49 states and totaling approximately 44.2 million square feet of Gross Leasable Area (“GLA”). As of that date, the portfolio was 99.8% leased and had a weighted average remaining lease term of approximately 8.4 years. A significant majority of our properties are leased to national tenants and at year end 69.1% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners. Substantially all our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance, and maintenance.
2023 Business & Performance Highlights
The Company achieved several notable milestones during the past year, including:
✓
Invested or committed $1.34 billion in 319 retail net lease properties

✓
Commenced 13 development and Developer Funding Platform (“DFP”) projects for total committed capital of approximately $54 million

✓
Core Funds From Operations (“Core FFO”) per share increased 1.6% to $3.93

✓
Adjusted Funds From Operations (“AFFO”) per share increased 3.1% to $3.95

✓
Declared dividends of $2.919 per share, a 4.1% year-over-year increase

✓
Raised over $370 million of gross equity proceeds through the Company’s at-the-market equity (“ATM”) program

✓
Closed on an unsecured $350 million 5.5-year term loan at a 4.52% fixed rate inclusive of prior hedging activity

✓
Ended the year with over $1.0 billion of total liquidity including availability on our revolving credit facility, outstanding forward equity, and cash on hand

✓
Balance sheet is well positioned at 4.3 times proforma net debt to recurring EBITDA; 4.7 times excluding unsettled forward equity

2023 AFFO per share grew by more than 3%, marking three-year stacked growth of approximately 22%. Over the past five years, AFFO per share has increased at a compound annual growth rate of approximately 7%, which is best among the Company’s net lease peers. This consistent and reliable earnings growth continues to support a growing and well-covered dividend. We declared dividends of approximately $2.92 per common share in 2023, representing a year-over-year increase of more than 4%. The company has increased the common dividend per share at a compound annual growth rate of approximately 6% over the past five years, while maintaining a conservative payout ratio. The 2023 dividends represent a payout ratio of approximately 74% of AFFO per share, below the low end of the Company’s targeted range of 75% to 85% of AFFO per share.
Our strong earnings growth, well-covered dividend, high-quality portfolio, and conservative balance sheet management has created long-term value and driven leading total shareholder returns. The Company has delivered total returns above the Triple Net Lease Peer Group and the MSCI US REIT (RMZ) index over the last 10 years.

(1)
The Triple Net Lease Peer Group includes the following companies: Broadstone Net Lease, Inc., EPR Properties, Essential Properties Realty Trust, Inc., Four Corners Property Trust, Inc., Getty Realty Corp., NETSTREIT Corp, NNN REIT, Inc., Realty Income Corporation, Spirit Realty Capital, Inc., and W.P. Carey. However, if companies don’t have a 10-year return history then they were excluded from the chart above.

Executive Compensation Highlights

Our compensation program for our named executive officers consists of base salary, annual incentive awards, long-term share-based and unit-based incentive awards and certain other benefits. We also provide severance arrangements for certain of our named executive officers. This program is designed to attract and retain key executives while encouraging high performance and aligning executives’ interests with the interests of our stockholders.
The following summarizes the key principles and objectives of our approach to executive compensation:
Do
✔	provide compensation that is aligned with performance by linking pay to the achievement of pre-established short and long-term goals	✔	allow for claw-backs of cash and equity awards
✔	provide total compensation that is both fair and competitive	✔	require executives to own and retain shares of our common stock to further align their interests with those of our stockholders
✔	attract, retain and motivate key executives who are critical to our operations	✔	engage a third-party consultant to advise the Compensation Committee on executive compensation matters
✔	reward superior individual and company performance on both a short-term and long-term basis	✔	have a Compensation Committee comprised entirely of independent directors

Do Not
provide total compensation that is not linked to short and long-term company goals	overweight compensation that is not “at-risk” for executives
provide incentives for executives to take excessive risk to reach short term targets	provide uncapped award opportunities to our executives
provide executives with excessive perquisites or other personal benefits	guarantee annual base salary increases but instead consider increases if warranted
permit executives to engage in derivative or hedging transactions in our securities	provide for excise tax gross-up payments or single trigger equity treatment in connection with a change in control
Our compensation philosophy supports our commitment to pay-for-performance by rewarding executives for achieving our strategic goals on a short and long-term basis. The following charts demonstrate our focus on variable at-risk pay for our CEO and NEOs in 2023.

Corporate Governance Highlights

Our Board is responsible for oversight of the Company, including the strategy, objectives, and risk management practices. They are focused on sound corporate governance practices that are designed to promote the long-term interests of our stakeholders. Highlights of our corporate governance practices include:
✓
All directors are independent with the exception of the CEO and Executive Chairman

✓
We maintain a Lead Independent Director position with clearly defined responsibilities to further promote Board independence

✓
All members of the Audit, Nominating & Governance and Compensation committees are independent

✓
Independent directors meet quarterly, without the presence of officers or team members

✓
Appointed six new independent directors since 2018

✓
Independent directors have a median tenure of four years

✓
The Board, Audit Committee, Compensation Committee and Nominating & Governance Committee all complete annual self-assessments

✓
The Company has no stockholder rights plan (“poison pill”)

✓
The Board annually reviews all corporate governance policies and recently amended several policies

Environmental, Social and Governance

As part of the Company’s commitment to continuously improving our understanding of and performance across material ESG topics, the Company has worked with a third-party consultant since 2021 to help identify opportunities for continuous improvement across our programs, policies, and disclosures to meet the expectations of our stakeholders. The Company continues to execute an ongoing sustainability and ESG strategy to enhance oversight structures, risk management, policies, data collection, reporting, and stakeholder engagement.
Environmental Sustainability

We understand that environmental sustainability is an ongoing endeavor and embrace the responsibility to be a steward of the environment, use natural resources carefully, and work with our retail partners on shared sustainability initiatives. We remain committed to using our time, talents, resources, and relationships to grow in a manner that makes the world and the environment better for future generations.
Our focus on industry-leading, national and super-regional retailers provides for long-term relationships with many environmentally conscientious retailers. This is particularly meaningful because the Company’s portfolio is primarily comprised of properties that are leased to tenants under long-term net leases where the tenant is generally responsible for maintaining the property and implementing environmentally responsible practices.
In 2023, we engaged with our retail partners on shared sustainability initiatives at our properties, and executed green leases with various tenants, as well as systematically monitored ESG policies for current and prospective tenants. We will continue working with our tenants and consultants to update our greenhouse gas emissions inventory.
Social Responsibility

At Agree, our employees are the foundation of our success, and we endeavor to make sure they have a welcoming and inclusive work environment and we support their needs. Agree Realty values and supports an inclusive and diverse community for colleagues, stakeholders, vendors, and the broader communities which we conduct business in. We make it our mission on a daily basis to ensure that we operate in an environment free of discrimination, which includes freedom from harassment.
Company culture is a key factor to our performance. We have a Culture Committee comprising team members from different departments. The Committee’s mission is to create community through camaraderie. The Committee plans multiple events throughout the year including social events, volunteer activities, and opportunities to celebrate the Team’s success. The Company also regularly sponsors local charities, showing our commitment to the communities in which we operate.
The Company offers numerous benefits, including competitive compensation plans, health and disability insurance, and physical and financial wellness support. Our benefits including the following:
•
Compensation: includes base salaries, annual cash bonuses, long-term equity compensation for all employees and ongoing access to financial planning resources

•
Insurance: 100% employer paid premiums for medical benefit plans for full-time team members, their spouse, and dependents and 100% employer paid premiums for Short-Term and Long- Term disability to help cover a team member’s financial losses

•
Retirement: Simple IRA with a Company match of up to 3% of annual earnings

•
Training and Education: provides development opportunities through ADC University including Diversity, Equity and Inclusion training, the ADC Rotational Program and lunch & learns on a variety of topics

•
Agree Wellness Program: focuses on physical and financial wellness to enhance team members’ well-being

Corporate Governance

We are committed to managing the Company for the benefit of our stockholders and are focused on maintaining good corporate governance. Our Board is ultimately responsible for ESG Oversight. The Nominating & Governance Committee of the Board oversees our management-level ESG Steering Committee, which sets our ESG strategy and ensures our strategy is implemented throughout our operations.
Our Board has ten directors, eight of whom are independent. Six new independent directors have been added since 2018. Independent directors meet quarterly, without the presence of officers or team members. A Lead Independent Director was appointed in 2019.
The Board has adopted an Insider Trading Policy that applies to all directors, officers and team members. The Company does not have a poison pill and maintains stock ownership guidelines for directors and named executive officers requiring specified levels of stock ownership. Time-vested stock grants to officers and team members provide long-term alignment, while performance-based stock grants to named executive officers utilize total shareholder return, with the amount of the grants intended to increase as total returns to stockholders increase, further enhancing alignment. Our Board has established a succession plan for the Chief Executive Officer to cover emergencies and other occurrences.
We are committed to maintaining the highest standards for ethics and integrity. Directors, officers, and team members are responsible for promoting honest and ethical conduct. The Board has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines that apply to all Directors, officers and team members of the Company. Officers and team members are required to certify their compliance on an annual basis.
Proposal Summary and Recommendations

Proposal No.	Description	Board’s Recommendation	Page
1	The election of four directors nominated by our Board of Directors and named in the accompanying Proxy Statement to hold office until the 2027 Annual Meeting	For	54
2	Ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year 2024	For	58
3	A non-binding vote to approve executive compensation of our named executive officers as described in the accompanying Proxy Statement	For	59
4	Approval of the 2024 Omnibus Incentive Plan	For	60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of voting securities) as of March 15, 2024, with respect to each director and named executive officer, and all of our directors and executive officers as a group. As of March 15, 2024, there were 100,629,054 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed below and none of the named executive officers or directors has pledged his or her shares of common stock as collateral. Unless otherwise indicated, the business address for each of the identified stockholders is 32301 Woodward Avenue, Royal Oak, Michigan 48073.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Richard Agree	637,752(3)	*
Joel Agree	590,222(4)	*
Peter Coughenour	13,669	*
Craig Erlich	45,486(5)	*
Danielle Spehar	16,355	*
Nicole Witteveen	11,359	*
Karen Dearing	10,574	*
Merrie Frankel	9,088	*
Linglong He	3,217	*
Michael Hollman	6,019	*
Michael Judlowe	9,390(6)	*
Gregory Lehmkuhl	21,893	*
John Rakolta, Jr.	415,868	*
Jerome Rossi	8,613	*
All directors and executive officers as a group (14 persons, excluding former officers)	1,799,505(7)	1.8%

*
Less than 1%

(1)
The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Amounts include the following number of unvested shares of restricted stock as of March 15, 2024: Mr. Richard Agree: 21,154 shares, Mr. Joel Agree: 104,396 shares, Mr. Coughenour: 10,701 shares, Mr. Erlich: 16,679 shares, Ms. Spehar: 11,195 shares, Ms. Witteveen: 8,981 shares, Ms. Dearing: 3,652 shares, Ms. Frankel: 2,000 shares, Ms. He: 3,217 shares, Mr. Hollman: 2,000 shares, Mr. Judlowe: 3,217 shares, Mr. Lehmkuhl: 4,086 shares, Mr. Rakolta: 3,217 shares, Mr. Rossi: 2,000 shares; and all executive officers and directors as a group, 196,495 shares.

(2)
Percentages are based on 100,629,054 shares of common stock outstanding as of March 15, 2024. The amount of common stock outstanding used in calculating such percentages assumes that none of the common limited partnership units in Agree Limited Partnership (the “Common OP Units”) are converted to common stock.

(3)
Consists of (i) 416,385 shares owned directly, (ii) 85,512 shares owned by his spouse and (iii) 135,855 shares owned by irrevocable trusts for his children and does not include 347,619 shares of common stock issuable upon conversion of his Common OP Units.

(4)
Consists of (i) 588,994 shares owned directly and (ii) 1,228 shares owned by his children.

(5)
Consists of (i) 45,081 shares owned directly, (ii) 100 shares owned by his spouse and (iii) 305 shares owned by his daughter.

(6)
Consists of (i) 9,290 shares owned directly and (ii) 100 shares owned by his spouse.

(7)
Does not include 347,619 shares of common stock issuable upon conversion of Common OP Units.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of voting securities) as of March 15, 2024, to our knowledge, for each beneficial owner of more than 5.0% of the outstanding shares of our common stock. As of March 15, 2024, there were 100,629,054 shares of our common stock outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
The Vanguard Group	14,222,246(3)	14.1%
BlackRock, Inc.	12,646,666(4)	12.6%
State Street Corporation	5,545,080(5)	5.5%

(1)
The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)
Percentages are based on 100,629,054 shares of common stock outstanding as of March 15, 2024. The amount of common stock outstanding used in calculating such percentages assumes that none of the Common OP Units are converted to common stock.

(3)
Pursuant to Schedule 13G/A (Amendment No. 10) filed with the SEC on February 13, 2024 by The Vanguard Group. Represents 14,222,246 shares of common stock beneficially owned by The Vanguard Group and certain of its affiliates. The business address of such person is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group is deemed to have shared voting power with respect to 115,689 shares, sole dispositive power with respect to 14,005,448 shares and shared dispositive power with respect to 216,798 shares.

(4)
Pursuant to Schedule 13G/A (Amendment No. 1) filed with the SEC on January 23, 2024 by BlackRock, Inc. Represents holdings of various subsidiaries of the holding company and includes ownership of more than 5% of our common stock by Blackrock Fund Advisors. The business address of such person is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. is deemed to have sole voting power with respect to 11,831,935 shares and sole dispositive power with respect to 12,646,666 shares.

(5)
Pursuant to Schedule 13G/A filed with the SEC on January 29, 2024 by State Street Corporation. Represents 5,545,080 shares of common stock beneficially owned by State Street Corporation and certain of its affiliates. The business address of such person is 1 Congress Street, Suite 1, Boston, MA 02114. State Street Corporation is deemed to have shared voting power with respect to 4,285,412 shares and shared dispositive power with respect to 5,535,080 shares.

BOARD MATTERS
The Board of Directors

The Board has general oversight responsibility for our affairs, and the directors, in exercising their duties, represent and act on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the strategic and financial planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below.
Board Leadership Structure. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant.
Richard Agree served as our Chairman of the Board and Chief Executive Officer from December 1993 to January 2013 and has served as our Executive Chairman of the Board since January 2013. Joel Agree served as our President and Chief Operating Officer until his promotion to Chief Executive Officer in January 2013 and has served as a director since June 2009. Subject to the direction of the Board, including the Executive Chairman, Joel Agree has general responsibility and ultimate authority for the implementation of our policies. Based on a review of the Board leadership structure in 2019, the Board created the Lead Independent Director position to further promote independence and to demonstrate our commitment to strong corporate governance. Mr. Lehmkuhl has served as the Lead Independent Director since December 2020.
The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors and by oversight by the Lead Independent Director. Under our Bylaws and Corporate Governance Guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.
Risk Management. The Board takes an active and informed role in our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, present to the Board on the material risks to our Company, including credit risk, liquidity risk, operational risk, risk related to information technology and cybersecurity, and sustainability matters. At that time, the management team also reviews with the Board our risk mitigation policies and strategies specific to each risk that is identified. Our Compensation Committee reviews and determines whether any of our compensation policies or practices subject the Company to inappropriate risk. Our Audit Committee assists the Board in fulfilling its responsibilities related to the oversight of major financial risk exposures; guidelines and policies governing the process by which management assesses and manages such risk exposures; accounting and reporting processes; our system of internal accounting and financial controls; and our technology security policies and internal cybersecurity and privacy controls. Our Audit Committee reviews and determines cybersecurity, privacy, information security and financial risk exposures and the steps our management has taken to monitor and control these exposures. Throughout the year, management monitors our risk profile and updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially change.
Meetings. The Board and its committees meet throughout the year at regularly scheduled meetings, and also hold special meetings and act by written consent as appropriate. The Board met four times during 2023. During 2023, each director attended, virtually or in person, 75% or more in aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which such director served. It has been and is the policy of the Board that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. Each director serving on the Board at the time of the 2023 annual meeting attended our 2023 annual meeting of stockholders.
Lead Independent Director. Our independent directors meet in executive sessions quarterly without management. As Lead Independent Director, Mr. Lehmkuhl presides at executive sessions of our independent directors and Board meetings at which the Executive Chairman is not present; serves as liaison between the Executive Chairman and management as needed; reviews and approves Board meeting agendas, topics and schedules; communicates as appropriate with the Executive Chairman and management regarding matters discussed by the independent directors; and performs other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities.
Director Independence. The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, which require that a majority of our directors be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of all non- management directors. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, the Board has affirmatively determined that the following eight of our ten directors are independent under NYSE listing standards and our Corporate Governance Guidelines and do not have a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Ms. Dearing, Ms. Frankel, Ms. He, Mr. Hollman, Mr. Judlowe, Mr.  Lehmkuhl, Mr. Rakolta, and Mr. Rossi. In making this determination, the Board has considered the relationships described below under “Related Person Transactions,” and determined they do not affect independence. The Board’s director independence standards outlined in our Corporate Governance Guidelines can be found on our website at www.agreerealty.com in the Policies and Charters section.
Stock Ownership Requirements. To further align the interests of certain of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board has adopted stock ownership guidelines. The stock ownership guidelines apply to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel and non-employee directors. A summary of those guidelines is set forth in “Compensation Discussion and Analysis — Stock Ownership Guidelines.”
Committees of the Board

The Board has delegated various responsibilities and authority to four standing committees of the Board. Each committee regularly reports on its activities to the full Board. Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees of the Board and is available in the Policies and Charters section of our website at www.agreerealty.com. Each committee may form, and delegate power and authority to, subcommittees of one or more of its members for any purpose that such committee deems appropriate. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are composed entirely of independent directors. In addition, the Board has determined that each member of the Audit Committee and the Compensation Committee qualifies as independent in accordance with the additional independence rules established by the SEC and NYSE. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings held in 2023 by such committees:

Name	Audit	Compensation	Nominating and Governance	Executive
Richard Agree				Chair
Joel Agree				✓
Karen Dearing	Chair
Merrie Frankel	✓		Chair
Linglong He(1)			✓
Michael Hollman	✓		✓
Michael Judlowe		✓		✓
Gregory Lehmkuhl		Chair
John Rakolta, Jr.				✓
Jerome Rossi		✓	✓
Number of Meetings in 2023	4	2	2	1

(1)
Linglong He was appointed to the Board of Directors effective January 1, 2024 and subsequently joined the Nominating and Governance Committee.

Audit Committee. The Audit Committee is responsible for providing independent, objective oversight of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function and review and discussing our policies and procedures with respect to cybersecurity risk assessment and risk management. In addition, the Audit Committee engages the independent registered public accounting firm. See “Audit-Related Matters — Report of the Audit Committee,” “Audit-Related Matters — Audit Committee Matters” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee. The Audit Committee charter is available on the Company’s website at https://agreerealty.com/corporate-governance/.
The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate, and that Ms. Dearing, Ms. Frankel, and Mr. Hollman qualify as “audit committee financial experts” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has further determined that Ms. Dearing, Ms. Frankel, and Mr. Hollman possess financial management expertise within the meaning of the listing standards of the NYSE.
Compensation Committee. The Compensation Committee is responsible for overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based plans, and reviewing and approving annually all compensation decisions relating to our executive officers. The Compensation Committee also has authority to grant awards under the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”). See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee. The Compensation Committee charter is available on the Company’s website at https://agreerealty.com/corporate-governance/.
Role of Management. After consultation with our executive officers, Joel Agree, our President and Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the design and implementation of the compensation program for the named executive officers. See “Compensation Discussion and Analysis — Determining Compensation for Named Executive Officers.”
Role of Compensation Consultant. In 2023, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the Company and the Compensation Committee with matters related to the Company’s executive compensation program. The Compensation Committee determined that Meridian meets the criteria for an independent consultant in accordance with SEC guidelines for such services.
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nomination of individuals qualified to serve as directors, establishing corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, recommending to the Board the corporate governance guidelines applicable to the Company, leading the Board in its annual review of the performance of the Board and management, recommending directors for each Board committee and overseeing the evaluation of the Board, including its committees, and management of the Company. The Nominating and Governance Committee also establishes corporate governance practices in compliance with applicable regulatory requirements consistent with the highest standards and recommends to the Board the corporate governance guidelines applicable to us. In addition, the Nominating and Governance Committee has formal oversight responsibility for the Company’s ESG program. Refer to the Nominating and Governance Committee’s charter for additional information on the responsibilities and activities of the Nominating and Governance Committee. The Nominating and Governance Committee charter is available on the Company’s website at https://agreerealty.com/corporate-governance/.
Director Qualifications. Our Nominating and Governance Committee has established policies for the desired attributes of the Board as a whole, including as set forth in our Corporate Governance Guidelines. The Board seeks to ensure that a majority of its members are independent within the NYSE listing standards. Further, each director generally may not serve as a member of more than three other public company boards. In addition, Audit Committee members may not simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. Each director must possess personal integrity, leadership skills, a business and professional background that would complement the skills and experience of the other members of the Board, the ability to think strategically about the long-term interests of the Company and our stockholders, and a breadth of knowledge about matters affecting the Company and its industry. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, and ensures candidates in the qualified pool from which Board candidates are chosen have diverse skills, experiences, perspectives and backgrounds. The Nominating and Governance Committee conducts reviews of current directors in light of the considerations described above and their historical contributions to the Board. The Board reviews the effectiveness of its director candidate nominating practices annually.
The matrix below highlights the specific experience, knowledge and skills for each director that the Board considers important in determining whether each nominee should serve on the Board given the Company’s business and strategy. The absence of a mark for a particular skill does not mean that the director does not possess that skill, or experience, or is unable to contribute to the decision-making process in that area. However, the mark indicates that the item is a particularly prominent qualification, skill, or experience that the director brings to our Board. We believe that our diverse Board has an appropriate mix of skills, expertise and experience to oversee critical matters of the Company and to represent the interests of our stockholders.

Knowledge, Skills & Experience	R. Agree	J. Agree	K. Dearing	M. Frankel	L. He	M. Hollman	M. Judlowe	G. Lehmkuhl	J. Rakolta, Jr.	J. Rossi
Board and Executive Experience
“C-suite” or Board experience with a public company or large private company, or leadership experience as a division or department leader within a large public company; understanding of governance practices
	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
REITs/Real Estate
Experience serving as an executive or director for a REIT or real estate company, or working closely with REITs or real estate companies as an executive or director of a related business
	✓	✓	✓	✓		✓	✓	✓	✓	✓
Capital Markets/M&A Experience with debt and equity capital markets transactions, and/or mergers & acquisitions	✓	✓	✓	✓		✓	✓	✓	✓	✓
Financial Experience or Literacy Knowledge of finance or financial reporting and an ability to analyze or evaluate financial statements	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning Experience defining and driving the strategic direction and growth of the operations of a business or division/department within a complex organization	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology/Cybersecurity Experience implementing technology strategies and managing/mitigating cybersecurity risks			✓	✓	✓			✓
Risk Management Experience managing complex risks in an organization including specific types of risks (financial, cyber, etc.)	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/Regulatory Knowledge acquired through a law degree or business experience in understanding legal risks and obligations	✓	✓	✓	✓	✓	✓
Leadership & Talent Development Experience or expertise in management and development of human capital as an executive or leader within an organization	✓	✓	✓		✓	✓	✓	✓	✓	✓
Environmental, Social & Governance Experience in ESG and community affairs matters, including as an executive or director, or through positions with other organizations			✓	✓	✓			✓	✓
Retail Experience Experience as an executive or director with a retail organization, or working closely with retail organizations as an executive or director at a related business	✓	✓							✓	✓
Independence Independent in accordance with NYSE listing standards and our Corporate Governance Guidelines			✓	✓	✓	✓	✓	✓	✓	✓
Demographics	R. Agree	J. Agree	K. Dearing	M. Frankel	L. He	M. Hollman	M. Judlowe	G. Lehmkuhl	J. Rakolta, Jr.	J. Rossi
Race/Ethnicity
African American/Black						✓
Asian/Hawaiian/Pacific Islander					✓
White/Caucasian	✓	✓	✓	✓			✓	✓	✓	✓
Hispanic/Latino
Native American
Gender
Male	✓	✓				✓	✓	✓	✓	✓
Female			✓	✓	✓
Age
Years (As of April 12, 2024)	80	45	59	69	59	43	58	51	76	80

Identifying and Evaluating Nominees. Generally, the Nominating and Governance Committee will re- nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
Our Nominating and Governance Committee periodically assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee will evaluate the qualifications set forth above and may consider additional factors it deems appropriate. Depending on the current needs of the Board, certain factors may be weighted more or less heavily by the Nominating and Governance Committee.
The Nominating and Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
Stockholder Nominees. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. We did not receive any director nominations by stockholders for the 2024 Annual Meeting. The Nominating and Governance Committee will consider properly submitted stockholder submissions for nominations to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials to our Secretary in compliance with the requirements set forth in our Bylaws and below in “Additional Information — Proposals for 2025 Annual Meeting.”
Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications,” and such other information regarding each nominated person as set forth in our Bylaws and that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest. The nominee’s written consent to the nomination should also be included with the nominating submission, which should be addressed to: Agree Realty Corporation, 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary.
Executive Committee. The Executive Committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the Board except for those which require action by a majority of the independent directors or the entire Board.
Director Compensation

The Compensation Committee establishes and oversees our director compensation program. Director compensation is established with a view to attract highly qualified non-management directors and fairly compensate non-management directors for their time and effort on behalf of stockholders. In consultation with Meridian, our Compensation Committee regularly benchmarks our director compensation to that of our peers to ensure that it remains competitive to attract and retain non-employee directors.
2024 Compensation
As part of its review of director compensation in consultation with Meridian, in February 2024, the Board adopted an updated policy with respect to non-employee director compensation. Pursuant to this policy, each of our non-employee directors receives an annual retainer of $185,000, $115,000 of which is payable in restricted stock awards with one year vesting, and the remainder of which is payable, at each director’s election, either quarterly in cash or in an additional restricted stock award with one-year vesting.

Additionally, the Lead Independent Director receives an additional annual payment of $30,000, and the Audit Committee Chair receives an additional annual payment of $25,000. The Chair of each of our Compensation and Nominating and Governance Committees receives an additional annual payment of $20,000. These payments are subject to the same cash or stock election described above.
2023 Compensation
Each non-management director who is not an employee of, or affiliated with, the Company received an annual fee of $180,000 in 2023. $110,000 of the annual fee was payable in restricted stock awards with one year vesting, and the remaining $70,000 was payable in either cash or stock at each Director’s election. Cash payments were made quarterly. Stock payments were made in February 2023, and vested on the first anniversary of the grant date.
In 2023, the Chairperson of the Audit Committee and the Lead Independent Director each received an additional $15,000, and the Chair of each of our Compensation and Nominating and Governance Committees received an additional annual payment of $7,500. These payments were subject to the same cash or stock election described above.
Non-management directors do not receive any additional compensation in any form for their service, including for attendance at meetings of the Board or its committees. The Company reimburses directors for out-of-pocket expenses incurred in connection with their service on the Board.
The following table provides compensation information for the year ended December 31, 2023 for each non-management director.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)
Karen Dearing(3)	$85,000	$110,000
Merrie Frankel(4)	77,500	110,000
Michael Hollman(5)	70,000	110,000
Michael Judlowe(6)	70,000	110,000
Gregory Lehmkuhl(7)	92,500	110,000
John Rakolta, Jr.(8)	70,000	110,000
Jerome Rossi(9)	70,000	110,000

(1)
Our non-management directors had the option to receive shares of common stock in lieu of a portion of their cash fees earned and reported in this column. The aggregate number of shares of common stock issued in lieu of cash for 2023 included: Ms. Dearing, 1,160; Mr. Judlowe, 956; Mr. Lehmkuhl, 956 and Mr. Rakolta, 956.

(2)
Reflects restricted stock awards granted under the 2020 Plan. The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of our common stock on the grant date multiplied by the number of shares subject to the award. The Company does not pay fractional shares.

(3)
Ms. Dearing held 2,661 shares of unvested restricted stock as of December 31, 2023.

(4)
Ms. Frankel held 1,501 shares of unvested restricted stock as of December 31, 2023.

(5)
Mr. Hollman held 1,501 shares of unvested restricted stock as of December 31, 2023.

(6)
Mr. Judlowe held 2,457 shares of unvested restricted stock as of December 31, 2023.

(7)
Mr. Lehmkuhl held 2,457 shares of unvested restricted stock as of December 31, 2023.

(8)
Mr. Rakolta held 2,457 shares of unvested restricted stock as of December 31, 2023.

(9)
Mr. Rossi held 1,501 shares of unvested restricted stock as of December 31, 2023.

As a named executive officer of the Company, compensation paid to Joel Agree for fiscal 2023 is fully reflected under “Executive Compensation Tables — Summary Compensation Table.” Richard Agree does not receive any compensation for his service as a director, but he does receive compensation for his position as Executive Chairman. In 2023, he received 5,957 time-based restricted shares with an aggregate grant date fair value of $436,469. Such awards will vest ratably over a three-year period.

Corporate Governance

The Board has adopted Corporate Governance Guidelines, a copy of which can be found in the Policies and Charters section of our website at www.agreerealty.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
The Board also has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets out basic principles to guide the actions and decisions of all of our employees, officers, including our chief executive officer, chief financial officer and chief accounting officer, and directors. The Code of Conduct, also available in the Policies and Charters section of our website at www.agreerealty.com, covers numerous topics including honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. Waivers of the Code of Conduct are discouraged, but any waiver that relates to our executive officers or directors may only be granted by the Board. See “Related Person Transactions” for additional information on the Board’s policies and procedures regarding related person transactions. The Board has adopted several policies, including a Human Rights Policy, an ESG Policy, and a Whistleblower Policy.
Copies of our committee charters, Corporate Governance Guidelines, Code of Conduct, and other policies are available on our website and will be sent to any stockholder, without charge, upon written request to our executive offices: Agree Realty Corporation, 32301 Woodward Avenue, Royal Oak, MI 48073, Attention: Secretary.
Communications with the Board

Interested parties who want to communicate with our non-management directors confidentially may do so by sending correspondence to:
Non-Management Directors
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, MI 48073
Attention: Secretary
Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate whether you are a stockholder of the Company.
Interested parties and stockholders of the Company who want to communicate with the Board or any individual director can write to:
Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, MI 48073
Attention: Secretary
Your letter should indicate that you are an interested party or a stockholder of the Company. Depending on the subject matter, the Secretary will:
•
Forward the communication to the director or directors to whom it is addressed;

•
Attempt to handle the inquiry directly; for example, where it is a request for information about our Company or if it is a stock-related matter; or

•
Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

EXECUTIVE OFFICERS
The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.
Name	Age	Title
Richard Agree	80	Executive Chairman of the Board and Director
Joel Agree	45	President, Chief Executive Officer and Director
Peter Coughenour	32	Chief Financial Officer and Secretary
Craig Erlich	56	Chief Growth Officer
Danielle Spehar	56	General Counsel
Nicole Witteveen	34	Chief Operating Officer
Peter Coughenour has served as Chief Financial Officer since December 2021, and had served as Interim Chief Financial Officer since August 2021. He is responsible for leading the Company’s capital markets, investor relations, risk management and financial planning and analysis functions. He also chairs the Company’s ESG Steering Committee. Prior to his appointment as Interim Chief Financial Officer, Mr. Coughenour served as Vice President, Corporate Finance of the Company and has served in various finance roles since joining the Company in 2015. He holds a Bachelor of Arts in Economics from Indiana University. Mr. Coughenour is also a member of the International Council of Shopping Centers as well as the National Association of Real Estate Investment Trusts.
Craig Erlich has served as Chief Growth Officer since September 2023. Prior to his appointment as Chief Growth Officer, Mr. Erlich served as the Company’s Chief Operating Officer from February 2021 to September 2023. Prior to his appointment as Chief Operating Officer, Mr. Erlich served as the Company’s Chief Investment Officer from August 2020 until February 2021 and was a member of the Board from July 2018 to August 2020. Prior to his appointment as Chief Investment Officer, Mr. Erlich served as an Executive Vice President and General Manager of the George P. Johnson Company (“GPJ”), a global experiential marketing firm with 30 offices worldwide since 2015. Mr. Erlich had full responsibility for operations in GPJ’s world headquarters in Detroit, Michigan and its Nashville, Tennessee facilities. Prior to GPJ, Mr. Erlich was the owner, President and Chief Executive Officer of pulse220, a boutique meetings and events firm which he successfully sold to GPJ in 2015. Prior to pulse220, Mr. Erlich served as the President of QMS, a direct marketing and fulfillment firm in Detroit, Michigan. Mr. Erlich is a two-time nominee of the Ernst & Young Entrepreneur of the Year award and holds a Bachelor of Arts in Marketing from the Eli Broad College of Business at Michigan State University. Mr. Erlich currently serves on the Executive Board of the Michigan and Northwest Ohio Chapter of JDRF (formerly called the Juvenile Diabetes Research Foundation).
Danielle Spehar joined the Company in 2016 as Vice President of Transactions and was promoted to General Counsel in February 2019. She is responsible for leading the Company’s transaction team and managing the Company’s legal affairs. Prior to joining the Company, Ms. Spehar was engaged in the private practice of law at Maddin, Hauser, Roth & Heller, P.C. from November 2001 to December 2016, where she previously served as a member of the firm’s Executive Committee, co-head of the firm’s Real Estate Practice Group and member of the firm’s Recruiting Committee. She has extensive experience in the leasing and the acquisition, sale, and development of commercial real estate. Ms. Spehar holds a Juris Doctor degree from the University of Detroit Mercy School of Law, a Master of Business Administration from Wayne State University and a Bachelor of Science in Business Administration from Central Michigan University. She is a member of the Real Property Section of the State Bar of Michigan as well as the American Bar Association.
Nicole Witteveen joined the Company in April 2019, and has served as the Chief Operating Officer since September 2023. Prior to her appointment as Chief Operating Officer, Ms. Witteveen served as the Company’s Executive Vice President, People & Culture and Chief of Staff, from August 2021 until September 2023. She is responsible for the Company’s Asset Management, Information Technology, and People & Culture departments. Ms. Witteveen served as the Company’s Director, People & Culture from April 2019 to August 2019 and Vice President, People & Culture from August 2019 to August 2021. Prior to joining Agree, she previously led the Human Resources department at Career Now Brands from

May 2018 to April 2019 and served as Lead People Resources Business Partner at Enova International from November 2015 to May 2018. Ms. Witteveen has extensive experience in talent management, project management, and workforce planning. She holds a Bachelor of Arts in Organizational Studies from the University of Michigan.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program

The Compensation Committee (referred to as the “Committee” in this section), composed entirely of independent directors, administers our executive compensation program. The Committee’s responsibilities include recommending and overseeing compensation, benefit plans and policies, reviewing and approving equity grants, administering share-based and unit-based plans, and reviewing and approving, annually, all compensation decisions relating to our executive officers. This section of the proxy statement explains how our compensation programs are designed and operate with respect to our named executive officers, which includes Joel Agree, our President and Chief Executive Officer; Peter Coughenour, our Chief Financial Officer and Secretary; Craig Erlich, our Chief Growth Officer; Danielle Spehar, our General Counsel; and Nicole Witteveen, our Chief Operating Officer. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.
Compensation Objectives And Philosophy

Our compensation program for the named executive officers generally consists of base salary, annual incentive awards, long-term share-based and unit-based incentive awards and certain other benefits. The other benefits provided to the named executive officers are set forth below in the “Executive Compensation Tables — Summary Compensation Table”. We also provide severance arrangements for certain of our named executive officers. The following summarizes the key principles and objectives of our approach to executive compensation:
➢
Align executives’ long-term interests with those of our stockholders. The Company seeks to align these interests by providing a significant portion of executive officer compensation in the form of common stock. Through stock ownership guidelines for named executive officers and grants of restricted common stock with time-based vesting provisions and performance unit awards, the amount of which are based on total shareholder return, the value of the executive officers’ total compensation should increase as total returns to stockholders increase. The Company expects the value of these elements as a percentage of each executive officer’s annual base salary to motivate executive officers to continually improve their performance and create value for the Company over the long-term. In 2024, the Company’s executive compensation program will continue to be designed to reward favorable execution of specific Company performance goals that in turn drive stockholder value.

➢
Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Committee assesses the competitiveness of our compensation for our executive officers by comparing our compensation to executive officer compensation at peer public companies.

➢
Attract, retain and motivate key executives who are critical to our operations. The purpose of our executive compensation program has been, and is, to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing them with incentives and economic security.

➢
Reward superior individual and Company performance on both a short-term and long-term basis. Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.

The Committee seeks to ensure the foregoing objectives are achieved by considering individual performance reviews, Company performance, hiring and retention needs, internal pay equity, market data and other external market pressures in finalizing its compensation determinations.

Determining Compensation for Named Executive Officers

The Committee meets without management present to determine the compensation of the named executive officers. Prior to such meeting, the Committee receives compensation recommendations from Joel Agree, our President and Chief Executive Officer. We believe that because of his experience with our Company and his involvement in setting and executing the Company’s business goals, strategies, and performance, he is able to provide valuable input regarding the overall effectiveness of the management team and each individual’s contribution to our performance. Joel Agree’s recommendations are supported by formal performance reviews for each named executive officer which include an evaluation of the individual’s performance against pre-determined performance metrics. The Committee retains the authority to modify his recommendations and reviews such recommendations for their reasonableness based on Company performance, market information, and the Committee’s compensation philosophy and related considerations. Joel Agree does not provide input with respect to his own compensation.
In 2023, the Company and the Committee utilized Meridian to assist the Committee with structuring the executive compensation program, evaluating the Company’s compensation peer group, and the accounting for and benchmarking of the Company’s executive compensation program.
Compensation Committee Consideration of the 2023 Vote on Executive Compensation

In determining our executive compensation program for the remainder of 2023 and for 2024, the Committee considered the results of the 2023 advisory vote of our stockholders on executive compensation presented in our 2023 proxy statement. The Committee noted that more than 95% of the votes cast approved the compensation of our named executive officers as described in our 2023 proxy statement and viewed that result as an endorsement of our overall compensation program. The Committee and Board take our “say-on-pay” results seriously and engage with our stockholders to understand their priorities and any concerns with respect to our executive compensation program, which engagements include participation from an independent director, as appropriate. The table below summarizes steps we have taken to ensure that our compensation program is responsive to stockholders’ feedback:
2022	• Enhanced disclosure by providing MBO metrics and actual results for 2021, and have continued that practice in subsequent proxy filings
• Updated LTI awards to be 55% performance-based and 45% time-based for all NEOs starting in 2023
• Improved disclosure by providing the Company-defined Peer Group used for performance units, and have continued that practice in subsequent proxy filings
• Introduced a payout cap on performance units at 100% if absolute total shareholder return (“TSR”) is negative, starting with 2023 awards
• Augmented disclosure by adding our prior period performance unit results to the proxy statement (previously only disclosed in Form 10-K), and have continued that practice
• Determined a new compensation peer group that better aligns with the proxy advisory firms and is comprised of companies of comparable size and performance
2023	• Enhanced our CEO’s target LTI awards to be 60% performance-based and 40% time- based starting with 2024 awards
2024	• Further enhanced our CEO’s target LTI awards to be 70% performance-based and 30% time- based starting with 2025 awards
• Expanded our Company-defined Peer Group for performance units to include two additional net lease peers, Broadstone Net Lease, Inc. and NETSTREIT Corporation

Elements and Criteria of Compensation in 2023 for Named Executive Officers

Our compensation program for named executive officers generally consists of base salary, annual cash incentive awards, long-term share-based and unit-based incentive awards and certain other benefits. The other benefits provided to the named executive officers are set forth below in the “Executive Compensation Tables — Summary Compensation Table”. We also provide severance arrangements for certain of our named executive officers. Below is an overview of the main components of the Company’s compensation program:
Component	Description	Objectives
Annual Base Salary	Fixed cash compensation. Reviewed and adjusted periodically. Annual base salaries for executives are a minority of total compensation.	Attract and retain key executives by providing reliable source of income. Help contribute to total cash compensation that is competitive but not in excess of the market.
Annual Cash Incentive	“At risk” variable cash compensation based on company performance goals and individual performance goals.	Encourages executives to perform at a high-level and achieve annual company and individual performance goals.
Restricted Shares	Awards vest in equal installments over a multi-year period. “At risk” given they are subject to continued service with the Company and may fluctuate in value based on the Company’s stock price.	Promotes long-term equity ownership by executives. Encourages the retention of executives and further aligns their interests with those of our stockholders.
Performance Units	“At risk” variable equity compensation based on company performance over three-year performance period. Awards are granted in the form of common stock.	Encourages executives to achieve long-term performance targets, while incentivizing retention. Further aligns executives’ interest with those of our stockholders.
In consultation with Meridian, the Committee assesses the competitiveness of the Company’s current compensation levels for the named executive officers on an annual basis, considering the objectives above. This assessment compares the Company’s compensation of certain named executive officers to the same officer levels of a peer group. The Committee selected 13 publicly traded REITs, considering factors including enterprise value, market capitalization, funds from operations, total assets and alignment with peer groups selected by proxy advisory firms. The members of the peer group are:
Acadia Realty Trust	LXP Industrial Trust
Broadstone Net Lease	NNN REIT, Inc.
EastGroup Properties, Inc.	Retail Opportunity Investments Corp.
EPR Properties	Rexford Industrial Realty, Inc.
Essential Properties Realty Trust, Inc.	SITE Centers Corp.
Kite Realty Group Trust	Spirit Realty Capital, Inc.
STAG Industrial, Inc.
According to the materials provided to the Committee, which members of management prepared and Meridian reviewed: (i) enterprise values of the peer group ranged from approximately $3.2 billion to approximately $14.6 billion, and the Company’s enterprise value was in the 61st percentile of the peer group; and (ii) market capitalizations of the peer group ranged from approximately $1.7 billion to approximately $12.2 billion, and the Company’s market capitalization was in the 68th percentile of the peer group.
The materials provided to the Committee and reviewed by Meridian included the tenure of the executive officers of the peer group companies in their current positions, as well as the following compensation components for the executive officers of the peer group companies: (i) base salary (data primarily from 2022), (ii) target annual incentives (data primarily from 2022), (iii) target total cash compensation (sum of (i) and (ii)), (iv) long-term incentives (data primarily from 2022) and (v) total direct compensation (sum of (iii) and (iv)).
Based on these data points, the Committee believes that our compensation program is competitive and provides an appropriate mix of fixed and at-risk pay, while incentivizing both the achievement of short-term performance goals and long-term value creation for our stockholders. The Committee sets annual base salaries at a level it believes necessary to attract and retain the named executive officers, commensurate with the officers’ responsibilities, reputations, and experience. The Committee sets annual cash target incentive awards at levels it believes necessary to attract and retain the named executive officers, the amount of which ultimately is approved by the Committee and depends on management’s achievement of certain Company and individual objectives. The Committee has also determined to pay time-based long-term equity incentive compensation to (i) encourage the named executive officers to pursue strategies that will create long-term value for our stockholders, (ii) align the interests of management with those of our stockholders by tying a significant portion of compensation to the value of common stock with time-based vesting and (iii) promote continuity of management by retaining our named executive officers.
The Committee paid or granted compensation during fiscal year 2023 that consisted of: (i) annual cash base salaries; (ii) annual cash incentive awards; and (iii) two forms of long-term equity-based compensation: 45% restricted share awards subject to time-based vesting provisions over a three-year period and 55% performance-based equity awards subject to a performance-based measurement period of three years where all shares earned vest three years after the date of the grant. The following narrative discusses the components of fiscal year 2023 compensation.
During 2023, Nicole Witteveen was promoted to Chief Operating Officer from EVP, People & Culture and Chief of Staff. Craig Erlich assumed the role of Chief Growth Officer. For purposes of comparability for our Chief Operating Officer and Chief Growth Officer, annual base salary, target cash incentive, and target long-term incentive reflect amounts determined on September 18, 2023.
Base Salary

In 2023, each named executive officer received an annual base salary paid in cash. Initial base salaries of our named executive officers are negotiated in connection with their hiring, and the Committee approves the base salaries of the named executive officers on an annual basis.
The Committee believes that base salary is a primary factor in retaining and attracting key employees in a competitive marketplace, as well as in preserving an employee’s commitment during downturns in the REIT industry and/or equity markets. When determining the base salary for each of the named executive officers, the Committee considers the individual’s experience, current performance, potential for advancement, internal pay equity and market data.
The base salaries paid to the named executive officers in 2023 are set forth below in the “Executive Compensation Tables — Summary Compensation Table.” For 2023, taking into account benchmarking data and individual performance, the Committee approved base salaries for the named executive officers as set forth below:
Named Executive Officer	2022 Base Salary	2023 Base Salary	Change in Salary (%)
Chief Executive Officer	$875,000	$900,000	3%
Chief Financial Officer	$350,000	$385,000	10%
Chief Operating Officer(1)	$236,000	$432,600	83%
Chief Growth Officer(1)	$420,000	$432,600	3%
General Counsel	$375,000	$386,250	3%

(1)
Nicole Witteveen, our former Executive Vice President, People & Culture and Chief of Staff was promoted to Chief Operating Officer on September 18, 2023. Craig Erlich, our former Chief Operating Officer assumed the role of Chief Growth Officer on September 18, 2023.

The Executive Incentive Plan

The Company maintains an Executive Incentive Plan under which the Committee granted annual cash and long-term equity incentive awards for 2023 to our participating named executive officers. For purposes of the Executive Incentive Plan during 2023, participating named executive officers include the Chief Executive Officer, Chief Financial Officer, Chief Growth Officer, General Counsel, and Chief Operating Officer.
In 2023, the Committee continued its practice of awarding annual cash awards and long-term equity incentive awards under the Executive Incentive Plan. In February 2020, following a review of the Company’s long-term equity incentive award program against that of its peer group, the Committee amended its Executive Incentive Plan through the establishment of fixed equity awards for each named executive officer. The Committee continued this practice in February 2023, granting to our officers long-term equity incentive awards comprised of restricted common stock and performance units. The restricted common stock awards are subject to time-based vesting conditions, and the restricted performance unit awards are subject to performance-based vesting conditions, which were established at the time of grant. A detailed summary of the awards and the vesting conditions are set forth below under “Long-Term Equity Incentive Compensation.”
Annual Cash Incentive Awards. The Committee believes that annual cash incentive awards provide a meaningful incentive for the achievement of short-term Company and individual goals, while assisting us in retaining, attracting and motivating employees in the near term. The 2023 objectives were approved by the Committee in February 2023. For the Chief Executive Officer, the Committee considered that the target opportunity is set at a below-market 150% of base salary, similar to prior years. The Committee initially implemented this structure as it was determined that a 150% target with a 233% maximum payout (350% of base salary) would better incentivize corporate outperformance than a 175% target with a 200% maximum payout (same 350% of base salary). Following this decision in February 2023, based on stockholder and advisor feedback, the Committee determined it was appropriate to limit maximum bonus amounts to 200% of target for all NEOs, including our Chief Executive Officer. In addition, the Chief Executive Officer’s target bonus was increased from 150% to 175% of base salary for 2024 based on a review of peer benchmarking prepared by Meridian.
The Committee established the incentive targets for the annual awards in recognition of the rising interest rate environment and the anticipation that it would continue to cause capital markets volatility and related challenges. AFFO per share growth reached near record levels in 2021 and 2022. This growth was driven by the lack of competition for acquiring assets during the COVID-19 pandemic as well as historically low interest rates which helped drive larger investment spreads. In 2023, while the Company still anticipated positive AFFO per share growth, the Committee reduced its target for the rate of growth year-over-year. This reduction in the target growth rate was driven by an unprecedented rise in short-term interest rates as well as the 10-year U.S. Treasury yield, resulting in the most restrictive rate environment in four decades. The increase in interest rates drove an increase in the Company's cost of capital and decreased investment spreads.
In addition, the increase in interest rates combined with the challenges faced by regional banks resulted in a slowdown in transaction activity in the real estate markets. The Committee recognizes that the acquisition volume targets established for the Company in 2023 were lower than 2022, however the targets did not decrease nearly as much as real estate transaction volume across the industry. In addition, the Company achieved acquisition volume that was significantly above pre-pandemic levels despite these headwinds. Lastly, the Committee elected to set the 2023 targets for the remaining management business objectives at the same level as 2022 despite the aforementioned headwinds. The Committee did not make any adjustments to pre-established targets during the year.

The 2023 threshold, target, and maximum cash incentive award opportunity, as well as the 2023 actual award as a percentage of base salary, are included below.
	2023 Annual Cash Incentive Bonus Opportunity (as % of Base Salary)
Position	Threshold	Target	Maximum	2023 Actual
Chief Executive Officer	75%	150%	350%	340%
Chief Financial Officer	50%	100%	150%	150%
Chief Operating Officer(1)	15%	30%	45%	45%
Chief Growth Officer(1)	50%	75%	150%	134%
General Counsel	25%	50%	100%	75%

(1)
Nicole Witteveen, our former Executive Vice President, People & Culture and Chief of Staff was promoted to Chief Operating Officer on September 18, 2023. Craig Erlich, our former Chief Operating Officer assumed the role of Chief Growth Officer on September 18, 2023. No adjustments were made to the dollar amounts of the 2023 annual cash incentive bonus opportunity in connection with these changes. The base salary for Ms. Witteveen was adjusted at the time of her promotion to Chief Operating Officer. The percentages reflect the 2023 annual cash incentive bonus opportunities and actual results in comparison to her base salary as Chief Operating Officer.

The annual cash incentive opportunities were awarded to the extent the Company attained certain threshold, target or maximum-level achievements for the following performance goals during 2023, as certified by the Committee in February 2024:
AFFO Growth Goal: For the Chief Executive Officer, Chief Financial Officer, Chief Growth Officer, General Counsel and Chief Operating Officer, 50% of the award was based upon year-over-year percentage growth of the Company’s AFFO per share. The Committee believes that AFFO per share, a non-GAAP financial measure, is an appropriate performance metric because it is a widely accepted measure of operating performance in the REIT industry that is used by analysts and investors to evaluate and compare different companies. AFFO per share adjusts for amortization and depreciation, impairment, and other items, which allows industry analysts and investors to compare the ongoing operating performance of different REITs without having to adjust for those items. Given the importance of AFFO per share growth in driving long-term stockholder value, the Committee assigned a 50% weighting to this metric for each of the aforementioned officers. The 2023 threshold, target, and maximum- level achievements and 2023 actual performance is included below:
	Threshold	Target	Maximum	2023 Actual
AFFO Growth	0.0%	1.5%	3.0%	3.1%
Cash Award Summary	Threshold	Target	Maximum	2023 Actual	Award % of Target
Chief Executive Officer	$337,500	$675,000	$1,575,000	$1,575,000	233%
Chief Financial Officer	$ 96,250	$192,500	$ 288,750	$ 288,750	150%
Chief Operating Officer(1)	$ 32,500	$ 65,000	$ 97,500	$ 97,500	150%
Chief Growth Officer(1)	$108,150	$162,225	$ 324,450	$ 324,450	200%
General Counsel	$ 48,281	$ 96,563	$ 193,125	$ 193,125	200%

(1)
Nicole Witteveen, our former Executive Vice President, People & Culture and Chief of Staff was promoted to Chief Operating Officer on September 18, 2023. Craig Erlich, our former Chief Operating Officer assumed the role of Chief Growth Officer on September 18, 2023.

Management Business Objectives: For the Chief Executive Officer, Chief Financial Officer, and Chief Growth Officer, 35%, 35%, and 40%, respectively, of the award was based upon the achievement of specific operating and management business objectives. The Committee believes that the targets set for each objective are rigorous and aligned with creating long-term stockholder value. In response to stockholder feedback and to further enhance the transparency of our annual incentive disclosure, we have included the weightings for each objective for our CEO. The weighting for each measure may vary from year-to-year and is determined based on each named executive officer’s contribution to an objective or overall priority. The Committee believes that the operating and management business objectives outlined below are critical to the Company's external growth, balance sheet management, and portfolio quality, all of which drive long-term stockholder value. Given the importance of external growth in driving AFFO per share growth, the metrics related to acquisitions and development received the highest weighting for the Company’s CEO. The metrics related to balance sheet management and portfolio quality ensure that the CEO is motivated to drive external growth and AFFO per share growth in a responsible and prudent manner. The specific operating and management business objectives are detailed below:
Management Business Objectives	Weightings	Threshold	Target	Maximum	Actual
Acquisition Volume	15.0%	$800.0	$1,000.0	$1,200.0	$1,192.9
Development & Development Funding Platform Commenced	5.0%	$25.0	$50.0	$75.0	$53.5
Fixed Charge Coverage Ratio at Year-End	5.0%	4.50x	4.75x	5.00x	5.00x
Net Debt to Recurring EBITDA at Year-End(1)	5.0%	5.5x	5.0x	4.5x	4.3x
Investment Grade Tenants as % of Annualized Base Rent	2.5%	60.0%	62.5%	65.0%	69.1%
Portfolio Occupancy	2.5%	96.5%	97.5%	98.5%	99.8%

$ in millions.
(1)
Proforma for the settlement of any outstanding forward equity at year-end.

The threshold, target, and maximum-level achievements and 2023 actual performance are included below:
Cash Award Summary	Threshold	Target	Maximum	2023 Actual	Award % of Target
Chief Executive Officer	$236,250	$472,500	$1,102,500	$1,015,515	215%
Chief Financial Officer	$ 67,375	$134,750	$ 202,125	$ 201,442	149%
Chief Growth Officer(1)	$ 86,520	$129,780	$ 259,560	$ 235,178	181%
General Counsel(2)	N/A	N/A	N/A	N/A	N/A
Chief Operating Officer(3)	N/A	N/A	N/A	N/A	N/A

(1)
Craig Erlich, our former Chief Operating Officer assumed the role of Chief Growth Officer on September 18, 2023.

(2)
The award for the General Counsel was not related to the achievement of specific operating results given the nature of her position.

(3)
Nicole Witteveen, our former Executive Vice President, People & Culture and Chief of Staff was promoted to Chief Operating Officer on September 18, 2023. Given the nature of her previous position, her award was not related to the achievement of specific operating results.

Achievements of Business Goals: The Company uses the Korn Ferry Leadership Architecture for evaluation of its Executive Team. Six specific competencies have been identified as Core Competencies (“Competencies”): 1) Drives Results, 2) Action Orientation, 3) Business Insight, 4) Communicates Effectively, 5) Collaborates and 6) Being Resilient. The Competencies are reviewed against performance on a quarterly and annual basis. The Competencies are used to measure each executive’s performance against key business goals on a quarterly and annual basis.
For the Chief Executive Officer and Chief Financial Officer, 15% of the award was based upon the Committee’s qualitative assessment of their achievement of business goals or objectives. For the Chief Growth Officer, 10% of the award was based upon the Committee’s qualitative assessment of his achievement of business goals or objectives. For the General Counsel and Chief Operating Officer, 50% of the award was based upon the Committee’s qualitative assessment of their achievement of business goals or objectives.
While the Committee takes the Chief Executive Officer’s recommendations under advisement in determining each named executive officer’s individual performance, the Committee retains the authority and responsibility to make the final compensation decision. The Committee evaluates each named executive officer’s performance through reports by these executives to the Board and other interactions with these executives concerning the Company’s strategy, operations, and performance. For 2023, the Committee’s assessment including the following individual goals and contributions:
Joel Agree — President, Chief Executive Officer and Director
•
Successfully guided the Company through a challenging year of rapidly rising interest rates, investing or committing $1.34 billion of capital;

•
Reported AFFO per share growth of 3.1% while maximizing financial stability and flexibility;

•
Increased the common dividend by 4.1% year-over-year, declaring monthly cash dividends totaling $2.919 per common share, while maintaining a conservative AFFO payout ratio;

•
Further improved the quality of the portfolio, with investment grade exposure increasing approximately 130 basis points year-over-year to a record of 69.1% of annualized base rents;

•
Met with over 300 investors to articulate the Company’s vision and performance; and

•
Oversaw the Company’s ESG initiatives and drove the Company’s highly efficient and collaborative culture with the introduction of the ADC Culture Playbook, and achieved recognition such as Michigan’s Best and Brightest in Wellness for the fourth consecutive year.

The Committee determined Mr. Agree’s individual achievements met the maximum payout level and awarded him $472,500 for this portion of his annual incentive.
Peter Coughenour — Chief Financial Officer and Secretary
•
Continued to strengthen the Company’s balance sheet by raising more than $720 million of equity and debt capital, including a market-leading 5.5-year term loan at a rate of 4.52% inclusive of prior hedging activity;

•
Maintained the Company’s investment grade credit ratings by sustaining low leverage and ample liquidity with more than $1 billion available at year end;

•
Positioned the Company to manage interest rate risk in 2024 by executing $150 million of forward starting swaps;

•
Drove investor engagement with hundreds of touchpoints and maintained strong support from the sell-side analyst community with two new analysts initiating coverage during the year;

•
Enhanced the Company’s insurance and risk management programs, achieving cost reductions while maintaining or expanding the Company’s coverage; and

•
Chaired the ESG Steering Committee and oversaw improvements to the ESG program, leading to improved ratings from third parties including GRESB, MSCI and ISS;

The Committee determined Mr. Coughenour’s individual achievements met the maximum payout level and awarded him $86,625 for this portion of his annual incentive.
Craig Erlich — Chief Growth Officer
•
Led the Company’s acquisition and development efforts, with $1.34 billion of capital invested or committed in 319 high-quality retail net lease properties;

•
Achieved a record 37 development or DFP projects completed or under construction with anticipated total costs of approximately $150 million;

•
Continued to make enhancements to arc, the Company’s proprietary technology platform, with the implementation of the Development and Construction module to improve processes and enhance automation; and

•
Proactively engaged with retailers’ real estate and sustainability teams to advance the Company’s ESG initiatives.

The Committee determined Mr. Erlich’s individual achievements met the threshold payout level and awarded him $21,630 for this portion of his annual incentive.

Nicole Witteveen — Chief Operating Officer
•
Spearheaded the Company’s people and culture initiatives by redesigning the Culture Committee and revamping ADC University, as well as several other initiatives related to the move to the Company’s new headquarters;

•
Led the Company’s enhancements to its operating strategy, improving the process for goal setting and project planning within departments and organization wide;

•
Drove the Company’s effort to develop a comprehensive enterprise architecture to better align Information Technology systems with the organization’s strategic objectives;

•
Led a restructuring of the Asset Management Team and a cross-functional reallocation of resources to improvement our portfolio management capabilities, leading to an increase in occupancy to 99.8%;

•
Oversaw 26 job changes through promotions or internal mobility and onboarded six new team members; and

•
Participated as a member of the ESG Steering Committee, driving numerous social initiatives including lunch and learns, charity sponsorships, anniversary celebrations and other events.

The Committee determined Ms. Witteveen’s individual achievements met the maximum payout level and awarded her $97,500 for this portion of her annual incentive.
Danielle Spehar — General Counsel
•
Successfully led the due diligence and legal aspects of over 300 transactions during the year, mitigating risk and ensuring the Company continues to achieve its growth targets;

•
Drove efficiencies on the Due Diligence and Legal Teams, leading to year-over-year improvement across all five key performance indicators and reducing closing timelines;

•
Managed the Company’s insurance claims and other legal matters, ensuring the efficient and successful resolution of such matters;

•
Reorganized the Due Diligence and Legal Teams to better align with the structure of the Acquisitions Team, leading to enhanced operational efficiencies; and

•
Participated as a member of the ESG Steering Committee, leading the Company’s green leasing efforts and executing a number of green leases, resulting in Gold Level recognition from Green Lease Leaders.

The Compensation Committee determined Ms. Spehar’s individual achievements met the target payout level and awarded her $96,563 for this portion of her annual incentive.
Long-Term Equity Incentive Compensation. The Committee believes that share-based incentive awards, with multi-year vesting, provide a strong incentive for employees to focus on our long-term fundamentals and thereby create long-term stockholder value. These awards also assist us in maintaining a stable, continuous management team in a competitive market. The Committee historically has issued restricted stock for purposes of long-term incentive compensation, which provides significant upside incentive and aligns our officers’ interests with our stockholders, while also maintaining some down- market protection. For awards granted during fiscal year 2023, the Committee decided to grant long-term equity grants consisting of 55% performance units and 45% restricted common stock. The performance unit weighting of 55% is greater than prior years. After the review of benchmarking provided by Meridian, the Committee determined to increase this weighting to better align with the peer group and further promote long-term alignment with stockholders.
Awards of Restricted Common Stock. The shares of restricted common stock granted to the individuals in February 2023 vest ratably over a three-year period with one-third (1/3rd) of the shares vesting on each of the first, second, and third anniversaries of the grant date. The Committee awarded an aggregate of 38,386 shares of restricted common stock for the 2023 incentive plan year for a total value of $2,812,542 to certain named executive officers. The grant date fair value of each share was $73.27 based on the closing sales price of our common stock on February 23, 2023. The grants were as follows:

Joel Agree, 24,567 shares; Peter Coughenour, 2,457 shares; Craig Erlich, 6,142 shares; Danielle Spehar, 3,685 shares; and Nicole Witteveen, 1,535 shares.
Awards of Performance Units. The Committee granted an aggregate of 46,916 performance units for a total value of $3,769,257 to the participating named executive officers on February 23, 2023. The number of units awarded were calculated based on the closing sales price of our common stock on the grant date of February 23, 2023, which was $73.27. The grants were as follows: Joel Agree, 30,026 units; Peter Coughenour, 3,003 units; Craig Erlich, 7,506 units; Danielle Spehar, 4,504 units; and Nicole Witteveen, 1,877 units. The awards are subject to forfeiture in the event that the performance level is below threshold, as defined in the table below. The actual number of units to eventually be earned by the individuals will be calculated based on a three-year performance period beginning on January 1, 2023 and will be based on the achievement of the following performance goals:
•
Position within the MSCI US REIT Index: 50% of the award is based upon the TSR percentile rank versus the MSCI US REIT index for the three-year performance period; and

•
Position within the Company-defined Peer Group: 50% of the award is based upon TSR percentile rank versus a specified net lease peer group for the three-year performance period. The net lease peer group is defined as:

◦ EPR Properties ◦ Essential Properties Trust, Inc. ◦ Four Corners Property Trust, Inc. ◦ Getty Realty Corporation	◦ NNN REIT, Inc. ◦ Realty Income Corporation ◦ Spirit Realty Capital, Inc.(1) ◦ W.P. Carey Inc.

(1)
Spirit Realty Capital, Inc. agreed to be acquired by Realty Income Corporation on October 30, 2023, and the merger closed on January 23, 2024. As a result, Spirit Realty Capital, Inc. will be excluded from the Company-defined Peer Group for the measurement period for 2023 awards. In light of this, in February 2024 the Committee determined to expand the Company-defined Peer Group for future awards to include Broadstone Net Lease, Inc. and NETSTREIT Corporation.

The Committee structured this design to reward executives for performance relative to companies facing similar market forces and align the interests of management with stockholders by incentivizing performance that drives returns exceeding our peers. Following the three-year performance period, shares of restricted common stock will be issued correlating to the levels of achievement on the performance units: 50% at Threshold, 100% at Target, 150% at Above Target and 200% at Maximum. Achievement percentages between the threshold and target and between the target and maximum levels will be interpolated based on actual results in each category. The payout will be capped at 100% if the Company’s absolute total shareholder return is negative for the performance period. Following the performance period, all shares earned will vest on the third anniversary of the grant date. Performance levels and corresponding award funding levels for 2023 performance units are summarized in the below table:
Performance Level	3-Year Relative TSR Positioning	% of Target Award Funded
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Above Target	75th Percentile	150%
Maximum	90th Percentile	200%
Perquisites and Other Benefits

We have historically maintained a conservative approach to providing perquisites to executive officers. We provide certain named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program and will better enable us to attract and retain superior employees for key positions. These perquisites have been carefully selected to ensure that the value provided to employees is not adverse to the interests of stockholders. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2023, certain of our officers were provided with an annual car allowance, associated car maintenance and fuel allowance. The Committee may revise, amend or add to each named executive officer’s perquisites and personal benefits if it deems it advisable.
Severance Payments. We currently have employment agreements with Joel Agree, Peter Coughenour and Craig Erlich that provide for severance payments under specified conditions. The Committee believes these agreements help to retain executives who are essential to our long-term success. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in- Control” for a description of potential payments and benefits received by our named executive officers under our compensation plans and arrangements upon termination of employment or a change in control of our Company.
Timing and Pricing of Share-Based Grants

We do not coordinate the timing of share-based grants with the release of material non-public information. The Committee approves its annual grants of restricted stock to the named executive officers at its regularly scheduled executive compensation meeting which occurs at the beginning of the following fiscal year. The effective date for annual share-based grants is determined at each meeting and is generally the date of such meeting or shortly thereafter. The Committee generally establishes the date for its regularly scheduled meeting at least a year in advance. The Committee has not granted stock options in recent years.
Stock Ownership Guidelines

To further align the interests of certain executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board has adopted stock ownership guidelines. The guidelines are applicable to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel and non-employee directors.
The stock ownership guidelines provide that within three years of the date a named executive officer first becomes subject to the guidelines, or within five years of the date a non-employee director first becomes subject to the guidelines, such individual will be subject to the following guidelines, as applicable:
•
Our Chief Executive Officer is required to own shares of our common stock, including restricted stock, valued at a minimum of five times annual base compensation;

•
Our Executive Chairman, Chief Financial Officer, Chief Operating Officer and General Counsel are required to own shares of our common stock, including restricted stock, valued at a minimum of three times annual base compensation; and

•
Non-employee directors are required to own shares of our common stock valued at a minimum of five times the cash portion of their annual director compensation.

As of December 31, 2023, all of our directors and the above-referenced executive officers were either in compliance with our stock ownership guidelines or within the transition period and making progress to be compliant within the period specified by the guidelines.
Independently, certain officers and directors demonstrated their confidence in the Company’s long-term value proposition and increased their ownership position in 2023 by making open market purchases. Details of open market purchases made in 2023 and 2024 through the record date of March 15, 2024, are listed below:

Reporting Person	Transaction Date	Shares	Average Price	Total Purchase
John Rakolta, Jr.	5/8/2023	10,495	$67.85	$712,086
John Rakolta, Jr.	5/11/2023	7,500	66.45	$498,375
Joel Agree	5/12/2023	5,000	66.36	$331,800
Joel Agree	5/17/2023	5,000	65.35	$326,750
Craig Erlich	5/17/2023	1,500	65.50	$98,250
Joel Agree	5/24/2023	5,000	64.91	$324,550
Stephen Breslin	5/25/2023	375	64.32	$24,120
Craig Erlich	5/26/2023	3,000	64.09	$192,270
Peter Coughenour	5/26/2023	500	64.25	$32,125
John Rakolta, Jr.	8/2/2023	30,000	63.02	$1,890,600
Joel Agree	8/2/2023	10,000	62.79	$627,900
Richard Agree	8/2/2023	11,751	62.95	$739,725
Richard Agree	8/3/2023	18,249	63.70	$1,162,461
Craig Erlich	8/14/2023	1,755	62.36	$103,207
Peter Coughenour	8/15/2023	500	61.79	$30,895
John Rakolta, Jr.	9/21/2023	30,000	57.48	$1,724,400
Joel Agree	9/26/2023	10,000	56.10	$561,000
John Rakolta, Jr.	9/26/2023	20,000	55.73	$1,114,600
Craig Erlich	9/28/2023	1,800	55.25	$99,447
Joel Agree	10/2/2023	4,000	53.84	$215,360
Joel Agree	12/11/2023	1,350	58.47	$78,935
Joel Agree	12/11/2023	1,300	58.49	$76,037
Greg Lehmkuhl	12/15/2023	1,700	61.17	$103,989
John Rakolta, Jr.	12/20/2023	13,000	62.44	$811,720
John Rakolta, Jr.	12/21/2023	335	62.41	$20,907
Richard Agree	1/10/2024	10,500	62.57	$656,985
Joel Agree	2/15/2024	2,000	57.56	$115,120
John Rakolta, Jr.	2/16/2024	20,430	57.00	$1,164,510
John Rakolta, Jr.	2/20/2024	102	57.09	$5,823
John Rakolta, Jr.	2/21/2024	20,000	56.75	$1,135,000
Joel Agree	2/21/2024	3,500	56.92	$199,220
Richard Agree	2/29/2024	16,000	55.50	$888,000
Stephen Breslin	3/14/2024	450	55.33	$24,899
Total		267,092		$16,097,299
Policy Prohibiting Hedging and Pledging of Company Stock

The Board believes that ownership of shares of the Company’s common stock by the Company’s executive officers and members of the Board promotes alignment of the interests of the Company’s stockholders with those of its leadership. The Board recognizes that transactions that are designed to hedge or offset declines in the market value of the Company’s shares of common stock can disrupt this alignment, interfere with the Company’s compensation programs and philosophies, and undermine policies regarding share ownership.
The Board also recognizes that officer and director pledging of the Company’s common stock as collateral for indebtedness can be adverse to the interests of the Company’s stockholders because it creates the risk of forced sales that depress the value of the Company’s common stock, creates risk of legal violations, and may encourage excessive risk-taking by executives and directors.

The Board has adopted an anti-hedging and pledging policy that applies to transactions in shares of the Company’s common stock and other equity securities by members of the Board and officers of the Company designated by the Board as “executive officers” for the purposes of federal securities laws. Under the policy, executive officers and directors of the Company shall not, directly or indirectly:
•
Purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds); or

•
Pledge, hypothecate, or otherwise encumber the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.

Executive Compensation Clawback Policy

We maintained a clawback policy, called the Executive Compensation Clawback Policy, during fiscal year 2023 that applied to all performance incentives awarded. In December 2023, we replaced our prior clawback policy with our Compensation Recovery Policy to comply with new SEC regulations and NYSE listing standards. This Compensation Recovery Policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm the Company or its stockholders.
Under the policy, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.
The preceding description of our Compensation Recovery Policy is qualified by the policy itself, which was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Tax and Accounting Implications

Deductibility of Executive Compensation. Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its “covered employees”. For this purpose, a “covered employee” is any individual who (i) is or acts in the capacity as the principal executive officer or the principal financial officer of the publicly-held corporation at any time during the year, (ii) is one of the three other most highly compensated officers of the publicly-held corporation for the year, or (iii) was an individual listed in either of the foregoing clauses (i) or (ii) in respect of the publicly-held corporation or any predecessor in any prior year beginning after 2016. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.
Nonqualified Deferred Compensation. Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will upon vesting be taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2024 proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2023.
COMPENSATION COMMITTEE
Gregory Lehmkuhl, Chair
Michael Judlowe
Jerome Rossi

Executive Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the total compensation paid or earned by each of the named executive officers in 2023, 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel Agree President and Chief Executive Officer	2023	895,481	4,212,330	3,063,015	55,277	8,226,103
	2022	875,000	3,666,730	3,062,500	51,842	7,656,072
	2021	875,000	3,469,080	2,947,365	50,180	7,341,625
Peter Coughenour Chief Financial Officer, Secretary(4)	2023	378,673	421,287	576,817	18,193	1,394,970
	2022	350,000	89,985	525,000	15,657	980,641
	2021	163,365	44,998	90,000	9,457	307,820
Craig Erlich(5) Chief Growth Officer	2023	430,322	1,053,061	581,258	37,623	2,102,264
	2022	416,462	471,429	598,500	44,868	1,531,259
	2021	392,308	111,468	577,369	41,630	1,122,775
Danielle Spehar General Counsel	2023	384,216	631,854	289,688	37,623	1,343,381
	2022	367,039	314,242	375,000	39,140	1,095,421
	2021	324,808	297,291	165,000	36,213	823,312
Nicole Witteveen(6) Chief Operating Officer	2023	290,331	263,269	195,000	33,161	781,761
	2022	234,054	149,975	177,000	24,694	585,722
	2021	161,699	309,989	100,000	10,047	581,735

(1)
The amounts reported represent the grant date fair value of restricted stock and performance-based units granted under the 2020 Plan. Regarding the performance-based units, the amounts reported reflect the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the value of performance share awards made to named executive officers, refer to Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts that would be earned at the maximum performance level are set forth below in the Grant of Plan-Based Awards Table. For Ms. Witteveen, the amount reported in 2021 includes a one-time bonus in the form of restricted stock on August 19, 2021. Ms. Witteveen received 3,369 shares subject to time-based vesting provisions over a five-year period in connection with the award, based on a fair market value of $74.21 per share, the closing price of our common stock on August 19, 2021. The grant date fair value of the restricted stock is calculated as the closing price of our common stock as quoted on the NYSE on the grant date multiplied by the number of shares subject to the award.

(2)
The amounts reported represent annual cash incentive awards under the Executive Incentive Plan or pursuant to separate determination by the Compensation Committee. Because Mr. Coughenour was not appointed to Chief Financial Officer until December 2021, Mr. Coughenour’s non-equity incentive plan award for 2021 was not granted pursuant to the Executive Incentive Plan. Because Ms. Witteveen was not appointed to Executive Vice President, People & Culture, Chief of Staff until August 2021, Ms. Witteveen’s non-equity incentive plan award for 2021 was not granted pursuant to the Executive Incentive Plan.

(3)
For Mr. Agree, the amounts reported in 2023 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $15,500; health insurance premiums, $18,623; and annual car allowance and associated car maintenance and fuel, $21,154. For Mr. Coughenour, the amounts reported in 2023 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $11,360; and health insurance premiums, $6,833. For Mr. Erlich, the amounts reported in 2023 represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $19,000; and health insurance premiums, $18,623. For Ms. Spehar, the amounts reported in 2023 represent the aggregate incremental cost to the Company of her matching Simple IRA contribution, $19,000; and health insurance premiums, $18,623. For Ms. Witteveen, the amounts reported in 2023 represent the aggregate incremental cost to the Company of her matching Simple IRA contribution, $15,500; and health insurance premiums, $17,661.

(4)
Mr. Coughenour was appointed as Chief Financial Officer and Secretary in December 2021.

(5)
Mr. Erlich served as Chief Investment Officer from August 2020 to February 2021, Chief Operating Officer from February 2021 to September 2023 and Chief Growth Officer beginning in September 2023.

(6)
Ms. Witteveen was appointed Executive Vice President, People & Culture and Chief of Staff in August 2021 and Chief Operating Officer in September 2023.

Grants of Plan-Based Awards for 2023
The following table sets forth information concerning equity and non-equity awards granted to the named executive officers in 2023:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards; Number of Shares of Units (#)(1)	Grant Date Fair Value of Stock and Awards ($)(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Joel Agree(3)	2/3/2023	$675,000	$1,350,000	$3,150,000	—	—	—	—	—
Joel Agree	2/23/2023	—	—	—	—	—	—	24,567	1,800,024
Joel Agree	2/23/2023	—	—	—	15,013	30,026	60,052	—	2,412,306
Peter Coughenour(3)	2/3/2023	$192,500	$385,000	$577,500	—	—	—	—	—
Peter Coughenour	2/23/2023	—	—	—	—	—	—	2,457	180,024
Peter Coughenour	2/23/2023	—	—	—	1,502	3,003	6,006	—	241,263
Craig Erlich(3)	2/3/2023	$216,300	$324,450	$648,900	—	—	—	—	—
Craig Erlich	2/23/2023	—	—	—	—	—	—	6,142	450,024
Craig Erlich	2/23/2023	—	—	—	3,753	7,506	15,012	—	603,036
Danielle Spehar(3)	2/3/2023	$96,563	$193,125	$386,250	—	—	—	—	—
Danielle Spehar	2/23/2023	—	—	—	—	—	—	3,685	270,000
Danielle Spehar	2/23/2023	—	—	—	2,252	4,504	9,008	—	361,854
Nicole Witteveen(3)	2/3/2023	$65,000	$130,000	$195,000	—	—	—	—	—
Nicole Witteveen	2/23/2023	—	—	—	—	—	—	1,535	112,469
Nicole Witteveen	2/23/2023	—	—	—	939	1,877	3,754	—	150,799

(1)
The equity awards set forth in this column reflect restricted stock granted in 2023. Awards vest in equal annual installments over a three-year period from February 23, 2023, the date of the grant. Awards set forth in this column were granted under the 2020 Plan. Cash dividends are paid on the restricted stock during the vesting period.

(2)
The amounts reported in this column represent the full value of the stock awards granted in 2023 and have been granted in accordance with the 2020 Plan. The awards consist of 45% restricted common stock subject to time-based vesting provisions over a three-year period and 55% performance-based units subject to a performance-based measurement period of three years and all shares earned vest three years after the date of the grant. Regarding the performance-based units, the amounts reported assume the achievement of target performance levels.

(3)
Represents possible payouts under the Company’s Executive Incentive Plan. Actual bonuses earned for 2023 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023.

Narrative Disclosure of Summary Compensation Table and Grants of Plan-Based Awards Table
In the case of Ms. Spehar and Ms. Witteveen, base salary determinations and grants of plan-based awards during the periods reflected in the tables above were influenced by the promotions discussed below.
Ms. Spehar was promoted to General Counsel in February 2019 and her compensation was increased based on a review of executive officers of peer group companies in similar positions. The compensation reflected in the Summary Compensation Table above is based on the Committee’s review of peer group benchmarking on an annual basis.
Ms. Witteveen was promoted to Executive Vice President, People & Culture and Chief of Staff in August 2021 and promoted to Chief Operating Officer in September 2023. Ms. Witteveen’s base salary was increased based on a review of executive officers of peer group companies in similar positions. The compensation reflected in the Summary Compensation Table above is based on the Committee’s review of peer group benchmarking on an annual basis.
For a discussion of the material terms of the employment agreements of Joel Agree, Peter Coughenour, and Craig Erlich, see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Employment Agreements” discussion below.
Outstanding Equity Awards at December 31, 2023
The following table sets forth information on the holdings of unvested stock awards by the named executive officers as of December 31, 2023. No stock options are outstanding.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joel Agree	2/23/2023	46,547	2,930,134	30,026	1,890,137
	2/23/2022	31,404	1,976,882	27,946	1,759,201
	2/23/2021	16,265	1,023,882	27,107	1,706,386
	2/23/2020	8,791	553,393	—	—
	2/23/2019	5,121	322,367	—	—
Peter Coughenour	2/23/2023	2,457	154,668	3,003	189,039
	2/23/2022	1,150	72,393	—	—
	2/23/2021	419	26,376	—	—
	2/23/2020	189	11,898	—	—
	2/23/2019	91	5,728	—	—
Craig Erlich	2/23/2023	6,142	386,639	7,506	472,503
	2/23/2022	2,874	180,918	3,593	226,179
	2/23/2021	523	32,923	871	54,829
	2/23/2020	1,816	114,317	—	—
Danielle Spehar	2/23/2023	3,685	231,971	4,504	283,527
	2/23/2022	1,916	120,612	2,395	150,765
	2/23/2021	1,393	87,689	2,323	146,233
	2/23/2020	1,006	63,328	—	—
	2/23/2019	182	11,457	—	—
Nicole Witteveen	2/23/2023	1,535	96,628	1,877	118,157
	2/23/2022	1,916	120,612	—	—
	2/23/2021	2,578	162,285	—	—
	2/23/2020	152	9,568	—	—
	2/23/2019	141	8,876	—	—

(1)
Shares of restricted stock and performance units vest in the following years. Performance units are subject to a performance-based measurement period of three years. For performance units granted in 2023, following the performance period, all shares earned will vest three years after the grant date. For performance units granted prior to 2023, following the performance period, one third of the shares earned will vest each year for three years. Regarding the performance-based units, the amounts reported assume the achievement of target performance levels. In February 2024, the Compensation Committee certified that the 2021 performance unit awards were earned at 76% of target given the Company’s three-year total shareholder return performance was in the 47th percentile of the MSCI US REIT Index and in the 29th percentile of the Company-defined Peer Group. Shares of restricted stock granted in 2023 vest in equal installments over a three-year period from the date of grant. Shares of restricted stock granted prior to 2023 vest in equal installments over a five-year period from the date of grant.
	2024	2025	2026	2027
Joel Agree	57,790	52,936	67,577	14,904
Peter Coughenour	1,430	1,341	4,250	288
Craig Erlich	4,141	5,336	11,933	1,915
Danielle Spehar	3,632	4,247	8,248	1,277
Nicole Witteveen	2,068	1,927	3,725	479

(2)
Based upon the closing price of our common stock on the NYSE on December 31, 2023 of $62.95.

Option Exercises and Stock Vested in 2023

The following table sets forth information on the shares of restricted stock and performance units or shares held by the named executive officers that vested during 2023. No stock options are outstanding.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joel Agree	59,904	4,389,166
Peter Coughenour	715	52,388
Craig Erlich	1,801	121,154
Danielle Spehar	1,822	133,498
Nicole Witteveen	1,555	104,576

(1)
The value realized is based on the number of shares of stock that vested on the vesting date multiplied by the closing price of our common stock on the NYSE on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The following section describes and quantifies potential payments and benefits to the named executive officers as of December 31, 2023, under our compensation and benefit plans and arrangements upon termination of employment or a change in control of our Company.
Joel Agree, Peter Coughenour and Craig Erlich are subject to employment agreements with us that provide certain benefits in the event of the termination of their employment or a change in control. In addition, certain of our compensatory plans contain provisions, applicable to all of our named executive officers, regarding the acceleration of vesting and payment upon specified termination events, including in connection with a change in control.
Company Share-Based Plans

2020 Omnibus Incentive Plan
Outstanding awards of restricted stock and performance-based units held by the named executive officers as of December 31, 2023 were granted under the 2020 Plan, which provides for specified treatment upon a termination for certain events. Immediately following the termination of the participant’s employment for any reason, any unvested shares of restricted stock are forfeited, as well as any unpaid dividends on such shares. Additionally, under the 2020 Plan, any unvested performance units are also forfeited upon termination of employment. Under the 2020 Plan, the unvested shares of restricted stock and unvested performance awards (at target) immediately vest in the event our stockholders approve an agreement to merge, consolidate, liquidate or sell all, or substantially all, of our assets. The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time.
The occurrence of a change in control will not automatically cause outstanding awards granted under the 2020 Plan to vest. If outstanding awards are not assumed or substituted, such awards will vest upon a change in control with any performance awards vesting at their target levels. Further, to the extent outstanding awards are assumed or substituted, if a participant’s service is terminated without cause or a participant terminates for good reason within two years following a change in control, such outstanding awards will vest.
Employment Agreements

Chief Executive Officer and President — Joel Agree
On October 1, 2023, the Company entered into a new employment agreement with Joel Agree to extend Mr. Agree’s term as President and Chief Executive Officer of the Company (the “Agree

Agreement”). The Agree Agreement supersedes Mr. Agree’s prior employment agreement with the Company, which had a term that expired on September 30, 2023. The Agree Agreement has no fixed expiration date.
Under the Agree Agreement, the Compensation Committee shall review Mr. Agree’s salary at least annually to determine whether Mr. Agree’s salary and benefits shall be adjusted based on such criteria as the Compensation Committee shall from time to time establish.
Upon any termination, Mr. Agree will receive a payment in cash of salary and other benefits earned and accrued prior to the date of termination. Except as set forth below or required by law, all other benefits and unvested securities of the Company will be forfeited as of the termination date.
In the event of termination of the Agree Agreement because of Mr. Agree’s death or Disability (as defined in the Agree Agreement), he (or his estate) will receive (i) salary and other benefits earned and accrued prior to the termination date, including reimbursement for expenses, (ii) the prorated portion of the Annual Bonus at “target” level for the year in which the termination occurs, (iii) elimination of any exclusively time vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, and (iv) in the event of Mr. Agree’s death, (a) a cash payment equal to two months of salary payable no later than 10 days after termination and (b) continuation to Mr. Agree’s spouse and dependents of fully paid health insurance under the Company’s health plans and programs applicable to senior executives during the one-year period following the date of termination.
If Mr. Agree’s employment is terminated by the Company for any reason other than death, Disability or Cause (as defined in the Agree Agreement), or by Mr. Agree for Good Reason (as defined in the Agree Agreement), the Company shall pay to Mr. Agree (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 200% of his base salary, (iv) a cash payment equal to 200% of Mr. Agree’s average Annual Bonus for the three years immediately preceding the year of termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, including any performance awards at target and (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company.
If a Change in Control (as defined in the Agree Agreement) occurs prior to the end of the employment period and Mr. Agree is terminated by the Company for reasons other than death, Disability or Cause, or Mr. Agree terminates employment for Good Reason, the Company will pay to Mr. Agree, (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 300% of his base salary, (iv) a cash payment equal to 300% of his average Annual Bonus for the three years immediately preceding the year of the termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, including any performance awards at target, (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company and (vii) a prorated Annual Bonus at “target” level for the year in which his employment is terminated.
If Mr. Agree is terminated for Cause or Mr. Agree terminates his employment without Good Reason, the Company will pay him in cash the salary and other benefits (excluding any Annual Bonus not yet paid) earned and accrued prior to the date of termination, including reimbursement for expenses. If he is terminated by the Company for Cause or voluntarily terminates his employment, Mr. Agree will be subject to non- compete and non-solicitation provisions for one year following the date of termination. In addition, the Agree Agreement contains customary confidentiality provisions.
Chief Financial Officer and Secretary — Peter Coughenour
Under the terms of a letter agreement dated January 5, 2022 (the “Coughenour Agreement”), Peter Coughenour is employed as the Company’s Chief Financial Officer and Secretary. Under the Coughenour Agreement, Mr. Coughenour is entitled to receive a base salary of $350,000, subject to annual review by the Committee, and participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Mr. Coughenour is eligible to receive (1) a target annual bonus of 100% of his base salary based on attainment of performance targets, up to a maximum value of 150% and a threshold value of 50% (the “Annual Bonus”), and (2) target long-term incentive compensation equal to a grant date fair market value of 114% of his base salary to be awarded in restricted stock and performance awards in accordance with the 2020 Plan.
Under the Coughenour Agreement, if Mr. Coughenour were terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined therein), he would receive either (1) a cash amount equal to the sum of (i) 200% of his current annual base salary, (ii) 200% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested, or (2) in the event his employment were terminated due to a change in control which occurred during the first fiscal year of his employment, a cash amount equal to the sum of (i) 200% of his current annual base salary plus $200,000, (ii) 200% of his projected threshold annual cash incentive award, and(ii) his threshold long-term incentive compensation would be considered earned at the target level and immediately vested. The values for items (1) (i) and (ii) and (2) (i) and (ii) were automatically adjusted down from 200% to 100% after the two-year anniversary of Mr. Coughenour’s start date. Mr. Coughenour would not receive any severance following a change in control in the event he were retained by a successor organization for one year substantially on the same terms as set forth under the Coughenour Agreement.
If Mr. Coughenour’s employment were terminated by the Company for Cause, he would not be entitled to any severance payments, and he would forfeit any unvested securities of the Company. If Mr. Coughenour’s employment were terminated by the Company without Cause or by him with Good Reason (as defined therein), he will (i) receive a severance amount equal to 100% of his annual base salary, (ii) be deemed to have vested in a pro rata portion of the restricted stock, including any restricted shares awarded at the end of a performance period pursuant to performance awards, set forth in the letter agreement, based on the number of completed years of service since the start date and (iii) be released from his post- employment non-competition covenant.
The Coughenour Agreement conditions the receipt of severance payments on Mr. Coughenour’s compliance with his post-employment obligations, which include confidentiality, non-solicitation and non- compete obligations.
Chief Growth Officer — Craig Erlich
Under the terms of a letter agreement dated June 18, 2020 (as amended, the “Erlich Agreement”), Craig Erlich was employed as our Chief Investment Officer beginning August 19, 2020 and remained in this role until his February 2021 appointment as Chief Operating Officer and assumed the role of Chief Growth Officer in September 2023. The Erlich Agreement provided for a base salary of $350,000, subject to adjustment, and provided him with eligibility to receive an annual cash incentive award of 62.5% to 87.5% of his base salary, subject to performance hurdles determined by the Company, and an annual grant of restricted stock and performance units valued at 62.5% to 87.5% of his base salary. He was also entitled to an equity signing bonus in the form of a grant of restricted stock in the value of $300,000.
Under the Erlich Agreement, if Mr. Erlich is terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined in the 2020 Plan), he will receive either (1) a cash amount equal to the sum of (i) 200% of his current annual base salary, (ii) 200% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested, or (2) in the event his employment is terminated due to a change in control which occurs during the first year of employment, a cash amount equal to the sum of (i) 200% of his current annual base salary plus $200,000, (ii) 200% of his target annual cash bonus, and (iii) his long-term incentive compensation will be considered earned at the target level and immediately vested. The values for items (1) (i) and (ii) and (2) (i) and (ii) were automatically adjusted down from 200% to 100% after the two-year anniversary of Mr. Erlich’s start date.
If Mr. Erlich’s employment was terminated without cause by the Company during the 12 months following the Start Date (the “Severance Period”) (as defined in the Erlich Agreement), Mr. Erlich would have received in addition to any accrued amounts: (1) during the remainder of the Severance Period, continued payment of his Annual Base Salary, payable in equal installments as if his employment had not ended; (2) a payment equal to his Annual Cash Bonus at target, prorated based on the percentage of the year that he was employed by the Company; (3) immediate vesting of any restricted stock, stock option or other equity awards held by Mr. Erlich, to the extent unvested, including any performance awards at target during the Severance Period; and (4) during the Severance Period, such health benefits under the Company’s health plans and programs applicable to senior executives of the Company generally as he would have received and at such costs to him as would have applied in the absence of such termination, provided that the Company would have in no event be required to provide such benefits after such time as he become entitled to receive benefits from another employer or recipient of his services.
The Erlich Agreement conditions the receipt of severance payments on Mr. Erlich’s compliance with his post-employment obligations, which include confidentiality, non-solicitation and non-compete obligations.

Change In Control/Severance Payment Tables

The following table estimates the potential payments and benefits to named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2023. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table. Unless otherwise noted below, such severance benefits are provided in the respective employment agreements.
Items Not Reflected in Table
The following items are not reflected in the table set forth below:
•
Accrued and unpaid salary, bonus and vacation.

•
Costs of COBRA or any other mandated governmental assistance program to former employees.

•
Welfare benefits provided to all salaried employees.

Named Executive Officer	Base Salary	Bonus	Early Vesting of Stock Awards	Other(3)	Total
Joel Agree
Death or Disability	$150,000	$1,350,000	$6,806,658	$18,623	$8,325,281
Change in Control	2,700,000	8,806,609	12,162,381(2)	18,623	23,687,613
Other (except for cause)	1,800,000	4,971,073	12,162,381	18,623	18,952,077
Peter Coughenour
Change in Control(1)	385,000	1,525,000	460,102(2)	—	2,370,102
Other (except for cause)	385,000	—	18,067	—	403,067
Craig Erlich
Change in Control(1)	432,600	1,598,500	1,468,309(2)	—	3,499,409
Danielle Spehar
Change in Control	—	—	1,095,582(2)	—	1,095,582
Nicole Witteveen
Change in Control	—	—	516,127(2)	—	516,127

(1)
All amounts (except for amounts included in “Early Vesting of Stock Awards”) represent enhanced cash severance in the event of a termination in the first 12 months following a change in control per the employment agreements.

(2)
Reflects accelerated vesting of restricted stock and performance-based units in the event of a termination in the first 24 months following a change in control under the 2020 Plan, with the number of performance-based units calculated at target. Similarly, such acceleration would occur immediately upon a change in control if outstanding awards are not assumed or substituted.

(3)
Represents payment of health benefits of executive.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Joel Agree, our President and Chief Executive Officer. The Company’s Chief Executive Officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.
The Company identified the median employee by examining 2023 compensation for all employees of the Company excluding the President and Chief Executive Officer. We determined our median employee compensation, based on total compensation including base salary, bonuses earned, incentive stock granted and health care premiums for each of our 71 employees, excluding Mr. Joel Agree, as of December 31, 2023, to be $137,404. As disclosed in the Summary Compensation Table, our current

Chief Executive Officer’s annual total compensation for 2023 was $8,226,103. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer and President to the median of the annual total compensation of all other employees was 60 to 1.
The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Company for all of 2023.
Pay Versus Performance

The following table provides information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	AFFO (per diluted common share and partnership unit)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$8,226,103	$5,888,290	$1,405,594	$1,234,150	$105.37	$113.54	$170,547	$3.95
2022	$7,656,072	$9,778,145	$1,048,261	$1,110,318	$113.42	$99.82	$153,035	$3.83
2021	$7,341,625	$8,465,147	$825,199	$508,644	$109.60	$132.23	$122,876	$3.51
2020	$7,517,366	$7,975,373	$761,782	$764,191	$98.51	$92.43	$91,972	$3.20

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Agree (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Agree, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Agree during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Agree’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$8,226,103	$(4,212,330)	$1,874,517	$5,888,290
2022	$7,656,072	$(3,666,730)	$5,788,803	$9,778,145
2021	$7,341,625	$(3,469,080)	$4,592,602	$8,465,147
2020	$7,517,366	$(3,731,809)	$4,189,816	$7,975,373

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards Granted During the Year That are Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$3,152,283	$(1,999,494)	$140,175	$581,553	$1,874,517
2022	$4,562,604	$1,182,878	$(468,543)	$511,864	$5,788,803
2021	$3,963,450	$124,045	$(96,376)	$601,483	$4,592,602
2020	$3,257,260	$375,176	$360,480	$196,900	$4,189,816

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Agree) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Agree) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Peter Coughenour, Craig Erlich, Danielle Spehar, and Nicole Witteveen; (ii) for 2022, Peter Coughenour, Craig Erlich, Danielle Spehar, and Nicole Witteveen; (iii) for 2021, Peter Coughenour, Craig Erlich, Simon Leopold, Danielle Spehar, Clayton Thelen and Nicole Witteveen; and (iv) for 2020, Clayton Thelen, Laith Hermiz, Craig Erlich and Danielle Spehar.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Agree), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Agree) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Agree) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,405,594	$(592,368)	$420,924	$1,234,150
2022	$1,048,261	$(256,408)	$318,465	$1,110,318
2021	$825,199	$(343,954)	$27,399	$508,644
2020	$761,782	$(278,270)	$280,679	$764,191

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During the Year That are Outstanding and Unvested as of the End of the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
2023	$487,138	$(86,237)	$(1,612)	$—	$21,635	$420,924
2022	$312,359	$(589)	$(8,771)	$—	$15,466	$318,465
2021	$108,261	$6,572	$(1,852)	$(95,249)	$9,667	$27,399
2020	$250,810	$11,216	$7,286	$—	$11,367	$280,679

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: MSCI US REIT (RMZ) Index.

(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year.

(8)
The Company defines Adjusted Funds From Operations (“AFFO”) as net income computed in accordance with GAAP, excluding certain non-cash and infrequently occurring items, specifically, (i) depreciation of real-estate and non-real estate assets; (ii) amortization of acquisition related lease intangibles and leasing costs; (iii) provision for impairment; (iv) gains (or losses) from sales of real estate assets and/or changes in control; (v) loss on extinguishment of debt and settlement of related hedges; (vi) straight-line accrued rent; (vii) stock-based compensation expense; (viii) amortization of financing fees and original issue discounts; and (ix) certain other items that reduce or increase net income in accordance with GAAP. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined AFFO (per diluted common share and partnership unit) is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on the objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
AFFO per share

•
Relative Total Shareholder Return

•
Net Debt to Annualized Recurring EBITDA

Analysis of the Information Presented in the Pay Versus Performance Table
The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including “compensation actually paid”, as required by Item 402(v) of Regulation S-K. The Compensation Committee has not previously used or considered “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K to set NEO target pay or align our NEO compensation to Company performance. See “Compensation Discussion and Analysis” for a discussion of how the Compensation Committee designs our executive compensation program and sets NEO target pay.
The charts below compare (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs, with (ii) our cumulative TSR, (iii) the MSCI US REIT Index TSR, and (iv) our AFFO Per Share in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

Compensation Actually Paid versus
AFFO Per Share
Compensation Actually Paid ($s in Millions)
$10
$8
$6
$4
$2
$0
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Adjusted Funds From Operations (AFFO) Per Share
2020
2021
2022
2023
Average Compensation for PEO
Average Compensation for Non-PEO NEOs
Adjusted Funds From Operations (AFFO) per Share

AUDIT-RELATED MATTERS
Report of the Audit Committee

Management is responsible for the Company’s financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The Audit Committee’s responsibility is to provide general oversight of the foregoing matters, as well as to engage the Company’s independent registered public accounting firm and establishing the terms of retention. The Audit Committee is governed by a charter, a copy of which is available on our website at www.agreerealty.com.
Review and Discussions with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Grant Thornton also provided to the Audit Committee the written disclosures and letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton its independence with respect to the Company. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. See “Audit Committee Matters” for additional information regarding the Audit Committee’s pre-approval policies and procedures for audit and non-audit services provided by Grant Thornton.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
AUDIT COMMITTEE
Karen Dearing, Chair
Merrie Frankel
Michael Hollman

Audit Committee Matters

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

In accordance with Audit Committee policies and procedures and applicable law, the Audit Committee must pre-approve all services to be provided by its independent registered public accounting firm. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of such accountants. The Audit Committee generally provides pre-approvals at its regularly scheduled meetings. The Audit Committee has delegated to its chairperson, Karen Dearing, the authority to grant pre-approvals of non-audit services between regularly scheduled meetings of the Audit Committee, provided that any such pre-approval by the chairperson shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.
Fees Paid to Independent Registered Public Accounting Firms

Grant Thornton audited and reported on the Company’s financial statements for the years ended December 31, 2023 and December 31, 2022. The following table sets forth the fees paid to Grant Thornton for audit and other services relating to 2023 and 2022. All such fees paid to Grant Thornton were approved in conformity with the pre-approval policies and procedures noted above.
	2023	2022
Audit Fees	$761,250	$971,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$761,250	$971,250
Audit Fees. Audit Fees consist of fees and expenses billed for professional services rendered to audit financial statements, assess effectiveness of internal control over financial reporting, review interim consolidated financial statements, review registration statements and prepare comfort letters, services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Audit-Related Fees consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees. There were no audit-related fees for the years ended December 31, 2023 and 2022.

PROPOSALS
Proposal 1 — Election of Directors

Pursuant to the Bylaws, the directors are required to be divided into three classes serving three-year staggered terms. At the 2024 Annual Meeting, four directors will be elected to serve until the annual meeting of stockholders in 2027, or until such director’s earlier resignation, retirement or other termination of service, and, in the case of a holdover director, until his or her successor is duly elected and qualified.
The Board has nominated Richard Agree, Karen Dearing, Linglong He and Michael Hollman whose terms expire at the 2024 Annual Meeting, to serve until the annual meeting of stockholders in 2027. The Board has affirmatively concluded that each of Karen Dearing, Linglong He and Michael Hollman are independent under the applicable rules of the NYSE.
Each nominee has consented to serve his or her term until his or her successor has been duly elected and qualified, if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the 2024 Annual Meeting, the Board may designate a new nominee and the persons named as proxies by the Board will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.
The Board recommends that you vote “FOR” the election of its director nominees.
The following table sets forth the director nominees and continuing directors of the Board:
Name	Age	Title	Term Ending
Richard Agree(1)	80	Executive Chairman of the Board and Director	2024
Karen Dearing(1)	59	Independent Director	2024
Michael Hollman(1)	43	Independent Director	2024
Linglong He(2)	59	Independent Director	2024
Joel Agree	45	Chief Executive Officer and Director	2025
Michael Judlowe	58	Independent Director	2025
Gregory Lehmkuhl	51	Independent Director	2025
Jerome Rossi	80	Independent Director	2026
Merrie Frankel	69	Independent Director	2026
John Rakolta, Jr.	76	Independent Director	2026

(1)
Standing for re-election to a three-year term.

(2)
Ms. He was appointed to the Board in December 2023, effective January 1, 2024 and is also standing for re-election to a three year term.

The biographical descriptions below set forth certain information with respect to the director nominees and continuing directors of the Board. The Board has identified specific attributes of each director that the Board has determined qualify that person for service on the Board.
Joel Agree has been our President and a Director since June 2009. He was appointed as Chief Executive Officer in January 2013, and from June 2009 to that date he served as Chief Operating Officer. Prior to being promoted to President and Chief Operating Officer, from January 2006 to June 2009, Mr. Joel Agree served as our Executive Vice President. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a Juris Doctor degree from Wayne State University Law School and a Bachelor of Arts degree in Political Science from the University of Michigan. Joel Agree is the son of Richard Agree, our Executive Chairman.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Joel Agree, in light of his day-to-day company-specific operational, management and market experience through his position as President and Chief Executive Officer of our Company, to continue to serve as a director of the Board.

Michael Judlowe has been a Director of our Company since September 2021. Mr. Judlowe most recently served as Chairman of Jefferies’ US Real Estate, Gaming and Lodging investment banking practice from June 2019 to March 2021. Mr. Judlowe previously served as Co-Head of Equity Capital Markets Americas from 2013 to 2019. He joined Jefferies as a Managing Director in 2010 to establish the Real Estate Equity Capital Markets practice. Prior to his time at Jefferies, Mr. Judlowe spent 10 years in Equity Capital Markets at Citigroup. Over his career in banking, Mr. Judlowe has led a significant number of equity transactions and successful initial public offerings, including National Storage Affiliates Trust (NYSE: NSA), QTS Realty Trust, Inc. (NYSE: QTS), AmREIT, Inc. (formerly NYSE: AMRE) and ClubCorp Holdings, Inc. (formerly NYSE: MYCC). Mr. Judlowe earned his B.A. in Political Science from Tufts University and an M.B.A. in Marketing from NYU’s Stern School of Business.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Judlowe, in light of his significant experience in equity capital markets, investment banking and REITs, to continue to serve as a director of the Board.
Gregory Lehmkuhl has been a Director of our Company since July 2018 and has served as our Lead Independent Director since December 2020. Mr. Lehmkuhl is the President and Chief Executive Officer of Lineage Logistics (“Lineage”) and oversees all facets of the company’s operations globally. Prior to joining Lineage, Mr. Lehmkuhl served as Corporate Executive Vice President for Con-Way and President of Con- Way Freight, where he was responsible for overall company operating and financial performance, strategic planning and business plan development, as well as direction of the company’s continuous improvement processes. Prior to Con-Way, he held senior management positions at Menlo Worldwide Logistics, Delphi Automotive Systems and Penske Logistics. Mr. Lehmkuhl holds a Bachelor’s Degree in Business from Michigan State University, as well as a Master of Business Administration from Oakland University.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Lehmkuhl, in light of his extensive operational and executive experience, to continue to serve as a director of the Board.
Jerome Rossi has been a Director of our Company since January 2015. Mr. Rossi currently serves as the Chief Executive Officer of R&R Consulting and previously served as the Chairman of Gabe’s Stores, a private fashion discount retailer. Mr. Rossi was formerly Senior Executive Vice President and Group President of The TJX Companies from 2005 until January 2015. He served as Chief Operating Officer of HomeGoods from 2000 to 2005, Executive Vice President and Chief Operating Officer of The Marmaxx Group from 1995 to 2000 and President and Chief Executive Officer of Marshalls from 1990 to 1995. Mr. Rossi began his career in 1967 as a Certified Public Accountant with Arthur Young & Co. Mr. Rossi currently serves on the Board of Directors of Home Base, the Board of Advisors at Bentley College, the Board of Directors at Bethany Hill School, the Board of Overseers at Newton Wellesley Hospital, the Board of Overseers at Beth Israel Hospital and the Board of Directors of The National Domestic Violence Hotline.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rossi, in light of his extensive career as a senior executive, deep knowledge of retail real estate and retail operations, strong leadership capabilities and public company experience, to continue to serve as a director of the Board.
Merrie Frankel has been a Director of our Company since October 2016. Ms. Frankel is currently President of Minerva Realty Consultants, LLC (“Minerva”), an independent real estate and ratings advisory firm that also provides litigation support for REITs, public and private companies and funds. Prior to joining Minerva, Ms. Frankel spent 18 years at Moody’s Investors Service in the Commercial Real Estate Finance Group as Vice President and Senior Credit Officer, where she was responsible for rating REITs and real estate operating companies in the United States and Canada. Prior to her time at Moody’s, she was Senior Vice President and Director of Portfolio Management for the Argo Funds and also held numerous positions within the real estate industry at notable companies including Ernst & Young, Cushman & Wakefield, J.P. Morgan Securities and Salomon Brothers Inc. Ms. Frankel is currently an adjunct professor at Columbia University’s Graduate School of Architecture, Planning and Preservation and New York University’s Schack Institute of Real Estate where she teaches real estate capital markets. She holds J.D. and M.B.A. degrees from Hofstra University Law and Graduate Business School and graduated with a B.A. in English from the University of Pennsylvania with various honors and is admitted to the New York Bar. Among her industry affiliations, she is a Trustee and previously chaired the New York District Council for the Urban Land Institute and a member of the Advisory Committee for Women in PropTech. She recently served as a Treasurer of the New York Women Executives in Real Estate Charitable Fund; a board member of the Financial Women’s Association of New York overseeing its investment portfolio; a board member and chair of the Audit/Finance committee for the Martha Graham Dance Company; and on the Nareit Editorial Advisory Board. She was cited as one of the “2020 Directors to Watch” by Board and Directors and one of 50 “Women of Influence” for “Real Estate New York” in 2008.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. Frankel, in light of her experience as a senior executive in the real estate and financial services industries, as well as her significant expertise in capital markets, accounting and REITs, to continue to serve as a director of the Board.
Ambassador John Rakolta, Jr. (Ret.) was reappointed to the Board in February 2021. Mr. Rakolta currently serves as the chairman of Walbridge, on the Board of Directors of Business Leaders for Michigan, and he recently served as the United States Commissioner General of Expo Dubai 2020. He previously served on the Board from August 2011 until his confirmation as United States Ambassador to the United Arab Emirates in September 2019. Prior to such confirmation, Mr. Rakolta served as the long-time chairman and chief executive officer of Walbridge, a privately held construction/engineering company. Mr. Rakolta currently serves on the Board of Directors of the Richard Nixon Foundation and is a Trustee of the Washington Institute for Near East Policy. Mr. Rakolta was appointed chair of the Growing Michigan Together Council by Governor Gretchen Whitmer in June 2023. Mr. Rakolta was appointed Romania’s Honorary Consul General to the United States in 1998, a position that he resigned from upon his confirmation as United States Ambassador to the United Arab Emirates in September 2019. He received a Bachelor of Science degree in Civil Engineering from Marquette University in 1970.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rakolta, in light of his strong executive background in business and construction and his leadership skills to continue to serve as a director of the Board.
Richard Agree has been the Executive Chairman of the Board since January 2013. From December 1993 until January 2013, he was our Chief Executive Officer and Chairman of the Board. Prior thereto, he worked as managing partner of the general partnerships which held our properties prior to the formation of our Company and the initial public offering and was President of the predecessor company since 1971. Mr. Richard Agree has managed and overseen the development of over eight million square feet of retail real estate during the past 50 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Mr. Richard Agree is the father of Mr. Joel Agree, our Chief Executive Officer and one of our Directors.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Richard Agree, in light of his extensive company-specific, operational, market and finance experience as the founder and former Chief Executive Officer of our Company, his leadership abilities and his expertise in the ownership, development, acquisition and management of retail real estate net leased to national tenants, to continue to serve as a director of the Board.
Karen Dearing was appointed to the Board in December 2020. She currently serves as Senior Advisor of Sun Communities Inc.’s (“Sun Communities”) investments in the United Kingdom, as well as advising on other strategic initiatives. Ms. Dearing served as Sun Communities’ Chief Financial Officer, Treasurer, and Secretary from 2008 — April 2022. In this role, she was responsible for the overall management of the information technology, accounting, tax and finance departments, and all internal and external financial reporting. Prior to becoming Chief Financial Officer and Executive Vice President, Ms. Dearing served as Senior Vice President of Sun Communities from 2006 to 2008, Corporate Controller from 2002 to 2006 and Director of Finance from 1998 to 2002. Ms. Dearing has worked extensively on Sun Communities’ accounting and finance matters related to its ground-up developments and expansions. Before joining Sun Communities, Inc., Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte. Ms. Dearing holds a B.S. in accounting from Michigan State University. She is a Certified Public Accountant and a member of Nareit, AICPA and MICPA.

The Board has determined that it is in the best interests of our Company and our stockholders for Ms. Dearing, in light of her corporate accounting expertise and finance and real estate experience, to continue to serve as a director of the Board.
Linglong He was appointed to the Board effective January 1, 2024. Ms. He has over 25 years of experience in technology and leadership. Ms. He currently serves as the Chief Leadership Advisor and the Interim Chief Data Officer of Rocket Companies, Inc. (NYSE: RKT), a financial technology and consulting company. Prior to serving as Chief Leadership Advisor, Ms. He served as Rocket Central’s President and Chief Operating Officer from March 2020 until February 2022. From June 2010 to March 2020, Ms. He served as the Chief Information Officer of Rocket Mortgage, one of the nation’s largest mortgage lenders. Ms. He earned her Master’s degree in Software Engineering from the University of St. Thomas and a Master’s degree in Civil Engineering from Wuhan University. She obtained an undergraduate degree from Hohai University.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. He, in light of her technology and leadership expertise, to continue to serve as a director of the Board.
Michael Hollman was appointed to the Board in August 2020. He currently serves as SVP, Treasurer and Head of Strategic Finance at Hilton, a position he has held since 2020. In this role, he oversees the Corporate Finance, Corporate Strategy and Global Treasury teams, and is responsible for a wide variety of activities and initiatives, including public market offerings, capital allocation, cash management, business development and Mergers & Acquisitions. Prior to becoming Treasurer, Mr. Hollman served as Vice President of Mergers & Acquisitions and Capital Markets from 2017 to 2020. Before joining Hilton, Mr. Hollman worked in investment banking, specializing in the real estate and lodging sectors. He most recently served as a Director of the Real Estate and Lodging Investment Banking Group at Citigroup from 2013 to 2017, and previously held similar roles at UBS Investment Bank from 2004 to 2013. Prior to banking, Mr. Hollman was a management consultant at Kurt Salmon Associates, now a part of Accenture Strategy, from 2004 to 2007, where he was responsible for the development and execution of strategic initiatives and supply chain-related projects for consumer product and retail companies. He currently serves on the board of directors and as the Treasurer on the executive committee of DC Central Kitchen. He received a B.S. in Industrial Engineering from the Georgia Institute of Technology with honors and an M.B.A. from Columbia Business School.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Hollman, in light of his corporate finance and investment banking experience, to continue to serve as a director of the Board.

Proposal 2 — Ratification of appointment of independent registered public accounting firm for 2024

The Audit Committee currently believes that we should continue our relationship with Grant Thornton and has appointed Grant Thornton to continue as our independent accountants for 2024. See “Audit Related Matters — Report of the Audit Committee” and “Audit Related Matters — Audit Committee Matters” for additional information on matters related to Grant Thornton’s provision of services to us.
The affirmative vote of a majority of votes cast is necessary to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2024. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required by current law, rules or regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee in its sole discretion may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year, although it has no current intention to do so.
A representative of Grant Thornton will be present at the 2024 Annual Meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.
The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2024.

Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
The Board will consider the outcome of the stockholder affirmative vote a majority of votes cast to approve our executive compensation, which is an advisory, non-binding vote. Abstention and broker non- votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. While this vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2024 and beyond. We recognize the interest our stockholders have in the compensation of our executive officers, and we are providing this advisory vote in recognition of that interest as required by Section 14A of the Exchange Act. In a non-binding advisory vote on the frequency of advisory votes on executive compensation held at our 2023 annual meeting of stockholders, stockholders voted in favor of holding such votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory votes on executive compensation on an annual basis until the next required advisory vote.
As described in detail under the heading “Compensation Discussion and Analysis” above, we seek to closely align the interests of our executive officers with the interests of our stockholders. Our compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of our compensation philosophy.
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Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of our compensation to our executive officers by comparing it to the compensation of executive officers at other public companies. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers through review of materials provided or reviewed by Meridian and by reviewing the 2023 Nareit Compensation and Benefits Survey to provide it with relevant market data.

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Attract, retain and motivate key executives who are critical to our operations. The primary purpose of our executive compensation program has been and is to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.

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Reward superior individual and company performance on both a short-term and long-term basis. Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.

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Align executives’ long-term interests with those of our stockholders. The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries may encourage the executive officers to act in a manner that creates value for our stockholders.

The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 4 — Approval of The 2024 Omnibus Incentive Plan

The Company currently maintains the 2020 Plan. Available awards under the 2020 Plan include options (which may take the form of non-qualified stock options or incentive stock options), stock appreciation rights, restricted stock, restricted stock units, and performance awards (which may take the form of performance share units or performance shares). Upon approval of the 2024 Plan, all subsequent awards of equity or equity rights would be granted under the 2024 Plan, and no further awards would be made under the 2020 Plan.
As discussed in our proxy statement, grants to key employees of restricted stock are an important part of the Company’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Company’s stockholders with those of the Company’s directors and key employees. Accordingly, the Board has adopted the 2024 Plan, and in accordance with the rules of the NYSE, the Company is seeking the approval of the stockholders of the Company for the adoption of the 2024 Plan.
The 2024 Plan provides for the award to employees, directors and consultants of the Company of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other awards to acquire up to an aggregate of 2,000,000 shares of the Company’s common stock. Awards to be settled solely in cash (or in the case of restricted stock units or performance units that may be settled in cash, if actually settled in cash) shall not count against the shares reserved for issuance under the 2024 Plan. If an award under the 2024 Plan of restricted stock, restricted stock units or performance units is forfeited, the common stock covered by any such award would again become available for issuance under new awards. On the other hand, the 2024 Plan prohibits share recycling in connection with net settlement of options or stock appreciation rights, shares delivered or withheld to pay the exercise price or withholding taxes under options, stock appreciation rights or other award, and shares repurchased on the open market with the proceeds of an stock option exercise.
The 2024 Plan prohibits the repricing of options without stockholder approval. This provision relates to both direct re-pricings (i.e., lowering the exercise price of an option) and indirect re-pricings (i.e., canceling an outstanding option and granting a replacement or substitute option with a lower exercise price, or exchanging options for cash, other options or other awards). The repricing prohibition also applies to stock appreciation rights. The 2024 Plan also prohibits the cash repurchase of underwater options or stock appreciation rights.
As of the Record Date, there was an aggregate of 700,000 shares authorized and reserved under the 2020 Plan and 33,828 shares remaining available for future issuances under the 2020 Plan. The outstanding awards under the 2020 Plan will not be affected by the adoption of the 2024 Plan. If any shares of restricted stock are forfeited under the 2020 Plan, those shares will not be available for issuance under new awards under the 2024 Plan.
As of the Record Date, the Company had 100,629,054 shares of common stock outstanding.
A description of the provisions of the 2024 Plan is set forth below. This summary is qualified in its entirety by the provisions of the 2024 Plan, which is attached as Appendix A to this proxy statement.
General Description of the 2024 Plan
Overview. The purposes of the 2024 Plan are (a) to provide incentives for our employees, directors and consultants by encouraging their ownership of stock and (b) to aid us (and our affiliates) in retaining such employees, directors and consultants, upon whose efforts our success and future growth depends, and to attract other such individuals.
Administration. The 2024 Plan is administered by our Compensation Committee, although the Board may administer the 2024 Plan, in whole or in part, in certain circumstances. Subject to the terms of the 2024 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2024 Plan. The Compensation Committee may delegate, to a subcommittee of directors and/or officers, the authority to grant or administer awards to persons who are not then reporting persons under Section 16 of the Exchange Act.

Shares of Common Stock Reserved for Issuance Under the 2024 Plan. There are 2,000,000 shares of our common stock reserved for issuance under the 2024 Plan, and no awards have yet been granted under the 2024 Plan. The shares of common stock to be issued under the 2024 Plan consist of either authorized and unissued common shares, or common shares previously held in the treasury of the Company, or both. The closing price of our common stock as reported by the NYSE on the Record Date was $56.63.
Eligibility and Share Limitations. Awards may be made under the 2024 Plan to any employee, director or consultant as determined by our Compensation Committee to be in our best interests, provided that only employees shall be eligible to receive incentive stock options. We currently estimate that approximately 85 persons are eligible to receive awards under the 2024 Plan.
Amendment or Termination of the Plan. Unless terminated earlier, the 2024 Plan shall terminate on the 10th anniversary of the date the 2024 Plan is approved by the Company’s stockholders. The Board may terminate or amend the 2024 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations.
Types of Awards Available for Grant under the 2024 Plan
Options. The 2024 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Code and also options to purchase common shares that do not qualify as incentive stock options (“non-qualified options”). The exercise price of each option may not be less than 100% of the fair market value of the common shares on the date of grant. In the case of certain 10% stockholders who receive incentive options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. Options granted under the 2024 Plan may generally not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.
The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or 5 years in the case of incentive stock options granted to 10% stockholders). The Compensation Committee determines at what time or times each option may be exercised. Except as otherwise set forth in an award agreement, unvested options are generally forfeited upon a termination of a participant’s employment or service and the shares underlying the option will revert to the 2024 Plan and become available for future awards. Except in the case of termination of a participant’s employment or service for cause, in which case, all options are forfeited, a participant will generally have up to (i) 90 days to exercise any vested option for a termination for any reason other than cause, death or disability, and (ii) 1 year to exercise any vested option for a termination due to death or disability.
Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash or certified check, and the Compensation Committee is authorized to permit the exercise price to be paid by net share settlement, broker assisted cashless exercise, tendering common shares already owned, or any other form permitted by the Compensation Committee and applicable laws, rules and regulations. The Compensation Committee may impose blackout periods on the exercise of any option to the extent required by applicable laws.
Restricted Stock. The 2024 Plan permits the granting of restricted stock. Restricted stock awards consist of shares of common stock granted subject to forfeiture if specified holding periods and/or performance targets are not met. The Compensation Committee determines the holding periods and/or performance targets. Prior to the meeting of the specified holding periods and/or performance targets (the “restricted period”), restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants. Except as otherwise set forth in an award agreement, during the restricted period, the restricted stock will be forfeited in the event of termination of employment or service. During the restricted period, the restricted stock entitles the participant to all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon.
Performance Awards. Performance units and performance shares may also be granted under the 2024 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved. The Compensation Committee may establish performance goals in its discretion within the parameters of the 2024 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.
Business Criteria. The Compensation Committee may use one or more of the following business criteria to measure the performance of the Company, an affiliate of the Company, and/or a business unit of the Company or one of its affiliates for a performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index), in establishing performance goals for awards (this is a non-exhaustive list from which the Compensation Committee may select):
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total shareholder return (share price appreciation plus dividends);

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net income;

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earnings per share;

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funds from operations (as defined by Nareit);

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funds from operations per share;

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return on equity;

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return on assets;

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return on invested capital;

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increase in the market price of shares or other securities;

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achieving specified reductions in costs or targeted levels in costs;

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achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

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acquiring or developing a prescribed number of   (or dollar volume related to) real estate properties, or maintaining a prescribed number of  (or dollar volume related to) real estate properties;

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achieving or maintaining a level of occupancy at one or more real estate properties;

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completing specified projects within or below the applicable budget;

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completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets; and

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expanding into new markets.

Dividends or Dividend Equivalents for Performance Awards. Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.
Other Awards. The Compensation Committee may also award under the 2024 Plan:
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stock appreciation rights, which are rights to receive a number of shares of common stock or, in the discretion of the Compensation Committee, an amount in cash or a combination of common shares and cash, based on the increase in the fair market value of the common shares underlying the right over the market value of such common shares on the date of grant (or over an amount greater than the grant date fair market value, if the Compensation Committee so determines) during a stated period specified by the Compensation Committee not to exceed 10 years from the date of grant;

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restricted stock units, which are substantially similar to restricted common stock but result in the issuance of shares of common stock upon meeting specified holding periods and/or performance targets, rather than the issuance of the shares of common stock on the grant date; unless the Compensation Committee provides otherwise, during the restricted period, the participant shall have no rights as a stockholder including the right to vote or receive any dividends or distributions, and shall have no rights other than those of a general creditor of the Company; and
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unrestricted stock, which are shares of common stock granted without restrictions.

Effect of Change in Control
The occurrence of a change in control will not automatically cause outstanding awards granted under the 2024 Plan to vest. If outstanding awards are not assumed or substituted, such awards will vest upon a change in control with any performance awards vesting at their target levels. Further, to the extent outstanding awards are assumed or substituted, if a grantee’s service is terminated without cause or a grantee terminates for good reason within two years following a change in control, such outstanding awards will vest.
Minimum Vesting
Any awards that settle in shares of common stock may vest no earlier than the first anniversary of the grant date of the award; provided, that the Compensation Committee is permitted to grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent of the shares of common stock authorized to be issued under the 2024 Plan. For purposes of awards to non-employee directors, such awards will be deemed to vest no earlier than the first anniversary of the grant date of the award if such award vests on the earlier of (A) the date of the next annual meeting of stockholders (which date is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) and (B) the first anniversary of the grant date. The minimum vesting requirement will not limit the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of an award, or deem an award to be earned, including in cases of death, disability, retirement, termination without cause or a change in control.
Forfeiture Provisions
The Compensation Committee may provide, subject to any applicable rule or regulation, in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally the 2024 Plan provides that various awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.
In addition, unless otherwise specified in an award agreement, the Compensation Committee retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies or plans of the Company, as well as to the extent permitted by applicable law or regulations.
Adjustments for Stock Dividends and Similar Events
The Compensation Committee will make appropriate adjustments in the number and kind of shares subject to the 2024 Plan, in the number and kind of shares covered by outstanding awards, in the option price per share of outstanding options or the stock appreciation exercise price of outstanding stock appreciation rights, and in the maximum number of shares that may be issued to any participant pursuant to awards made under the 2024 Plan, to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or other similar event.
U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2024 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for the employer. A participant will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the participant holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.
For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If a participant sells or otherwise disposes of the common shares acquired without satisfying the holding period requirement (known as a “disqualifying disposition”), the participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the participant recognizes ordinary income.
Non-Qualified Options. The grant of an option will not be a taxable event for the participant or for us. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the common shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.
Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the shares of restricted common stock are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the common shares are subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.
Restricted Stock Units. There are no immediate tax consequences of receiving or vesting in an award of restricted stock units under the 2024 Plan; however, restricted stock units are subject to the Federal Insurance Contribution Act tax upon vesting (based on the fair market value of the common shares on the vesting date). A participant who is awarded restricted stock units will recognize ordinary income upon receiving common shares or cash under the award in an amount equal to the fair market value of the common shares at the time of delivery or the amount of cash. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.
Performance Shares, Performance Units and Other Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share or performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested common shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2024 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.
Dividend or Dividend Equivalents. A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
Unrestricted Stock. Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the common shares on the date of the award, reduced by the amount, if any, paid for such common shares. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.
Withholding. To the extent required by law, and except as provided otherwise by the Committee, we will utilize the net share method of settlement or withhold from any amount paid in settlement of an award, the amount of withholding and other taxes due or take other action as we deem advisable to enable ourselves to satisfy withholding and tax obligations related to any awards.
New Plan Benefits
Awards under the 2024 Plan will be made at the discretion of the Compensation Committee, although no awards have been made to date. Accordingly, we cannot currently determine the amount of awards that will be made under the 2024 Plan. We anticipate that the Compensation Committee will utilize the 2024 Plan to continue to grant long-term equity incentive compensation to key employees similar to the awards described in this proxy statement.
Registration with SEC
The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the stock under the 2024 Plan.
The Board recommends a vote of FOR the approval of our 2024 Omnibus Incentive Plan.

RELATED PERSON TRANSACTIONS
Policies and Procedures

Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.
We adopted a Related Party Transactions Policy in 2022 to ensure that all related person transactions are subject to review, approval or ratification in accordance with specified procedures. The Board or Audit Committee approves or ratifies only those related person transactions that are determined by it to be, under all of the circumstances, in the best interests of the Company and its stockholders.
In addition, our written Code of Conduct expressly prohibits any actions that would cause a conflict of interest except under guidelines approved by the Board. Our Code of Conduct requires officers and directors along with other employees to provide full disclosure of any such transaction to appropriate persons. Officers, directors and employees are encouraged to speak with specified persons if there is any doubt as to whether a transaction could comprise a related person transaction or otherwise constitute a conflict of interest.
If a related person transaction is proposed, the non-interested directors of the Board review such transaction to ensure that our involvement in such transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of us and our stockholders. If necessary or appropriate, we will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. There were no related person transactions in 2023, except for the reimbursement agreement and real estate transaction described below.
The Company and Richard Agree, the Executive Chairman of the Company, are parties to a reimbursement agreement dated October 3, 2023 (the “Reimbursement Agreement”). Pursuant to the Reimbursement Agreement, Mr. Agree has agreed to reimburse the Company for a proportionate share, as defined in the Reimbursement Agreement, of losses incurred under the loan and financing agreements of our majority owned partnership, Agree Limited Partnership (the “Operating Partnership”) in an amount equal to $500,000 plus the difference between Mr. Agree’s total share of nonrecourse debt and Mr. Agree’s negative capital account in the Operating Partnership.
In December 2023, our Operating Partnership entered into an Agreement of Purchase and Sale, dated December 20, 2023, as amended (the “Real Estate Transaction”), with 44 East Long Lake Partners, LLC, a Michigan limited liability company (“44 East LLC”), related to the sale of real property, our prior headquarters, located in Bloomfield Hills, Michigan. John Rakolta Jr., a director on our Board, is the manager of 44 East LLC. Pursuant to the Real Estate Transaction, we sold the real property to 44 East LLC for a purchase price of $3,650,000, at market terms and negotiated in the normal course of business.

ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis; except that the following Form 4s were filed late due to administrative oversight: a Form 4 for each of Joel Agree and Richard Agree filed on December 14, 2023 for gift transactions that occurred on November 20, 2023.
Cost of Proxy Solicitation

All of the expenses of preparing, assembling, printing and mailing the Notice and the other materials used in the solicitation of proxies will be paid by us. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. We have engaged Innisfree M&A Incorporated, a proxy solicitation agent, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which is not expected to exceed $25,000 in total. Our directors and officers may solicit proxies by mail, telephone, internet or in person. They will not receive any additional compensation for such work.
Proposals for 2025 Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2025 must be received at our office at 32301 Woodward Avenue, Royal Oak, MI 48073, Attn: Secretary, no later than December 13, 2024 and must be in compliance with the requirements of our Bylaws and the SEC’s proxy rules.
Our Bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2024 Annual Meeting of stockholders, other than a stockholder proposal or director nomination to be included in our proxy statement as described above, it must be received at our principal executive offices no earlier than the 150th day and no later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the 2024 Annual Meeting. For our 2025 annual meeting of stockholders, our Secretary must receive this notice between November 13, 2024 and 5:00 p.m., Eastern Time, on December 13, 2024. If the 2024 annual meeting of stockholders is scheduled to take place more than 30 days before or after May 23, 2024, then notice must be delivered no earlier than the 150th day prior to the 2024 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made public by our Company. Any such proposal should be mailed to our Secretary, Peter Coughenour at our office at 32301 Woodward Avenue, Royal Oak, MI 48073.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).
See “Board Matters — Committees of the Board-Nominating and Governance Committee” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2024
The Notice of the Annual Meeting, this proxy statement, our annual report to stockholders for the year ended December 31, 2023, including the audited consolidated financial statements for the three years ended December 31, 2023, and the accompanying proxy card are available at www.proxyvote.com.
By Order of the Board of Directors
Peter Coughenour
Chief Financial Officer and Secretary
April 12, 2024

2024 OMNIBUS INCENTIVE PLAN
AGREE REALTY CORPORATION
Agree Realty Corporation 2024 Omnibus Incentive Plan
(As approved by the Board on February 21, 2024)
1.
Purposes of Plan.   The purposes of this Plan are (a) to provide incentives and awards to Employees, Directors and Consultants of the Company and its Affiliates, by encouraging their contribution to the long-term performance and growth of the Company and its Affiliates, including by developing a culture of ownership, and (b) to aid the Company and its Affiliates in retaining such Employees, Directors and Consultants, upon whose efforts the Company’s success and future growth depends, and attracting other such individuals.

2.
Definitions.   Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

a.
“Affiliate” means, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For purposes of clarity, Affiliate shall include all Subsidiaries of the Company.

b.
“Award” means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or Other Stock and Stock Unit Awards. Each Award shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may approve, but such terms and conditions shall be consistent with any applicable terms and conditions specified in the Plan.

c.
“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

d.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

e.
“Board” or “Board of Directors” means the Board of Directors of the Company.

f.
“Cause” means, unless otherwise defined in an offer letter or employment, retention, change in control, severance or other similar agreement with a Participant (in which case such definition shall apply), Participant’s (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in imprisonment of the Participant or any adverse publicity regarding Participant or the Company or economic injury to the Company, (ii) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding Participant or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company, (iii) failure to perform assigned duties, (iv) use of alcohol in an unprofessional fashion, non-prescribed narcotics or contraband during working hours or on Company premises; and engaging in insubordination or otherwise disruptive actions or (v) material breach of this Agreement, any other agreement entered into between a Participant and the Company or any of Affiliates, or the Company’s policies and procedures as may be implemented from time to time (other than as a result of the Disability of Participant or other factors outside of Participant’s control) after notice and a reasonable opportunity to cure (if such breach can be cured).

g.
“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

i.
any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the Beneficial Owner, directly or indirectly, of securities of the Company representing 40 percent or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the company); or
ii.
persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

iii.
if (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (A) for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40 percent or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a share split, share dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 40 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i), (B) for purposes of the foregoing clause (iii) solely as the result of a merger or reorganization of the Company, the sole purpose of which is to reincorporate the Company in a different state, or (C) as the result of any public offering of stock, the primary purpose of which is to raise additional capital.
Notwithstanding anything else to the contrary contained in this Section 2(g) to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).
h.
“Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended, including the rules and regulations promulgated thereunder.

i.
“Committee” means the Compensation Committee of the Board, or any other committee of the Board to the extent designated by the Board by resolution of the Board, which committee shall be constituted as provided in Section 3 hereof.

j.
“Company” means Agree Realty Corporation, or any successor thereto as provided in Article 18 hereof.

k.
“Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).

l.
“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

m.
“Disability” or “Disabled” means with respect to any other Participant, a condition under which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant shall not be deemed to be Disabled as a result of any condition that:
A.
was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity; or

B.
resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan.

The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Company shall have the right to require a Participant to submit to an examination by physicians and to submit to such reexaminations as the Committee or the Company shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Company, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Company, then in any such event, the Participant shall be deemed to have recovered from such Disability. Notwithstanding the foregoing, in the event a Participant is employed under a written employment agreement with the Company or one of its Affiliates which agreement includes a definition of “disability,” “disability” shall have the meaning set forth in such agreement; provided, however, to the extent such agreement is silent on any of the determination provisions set forth in this paragraph, such provisions shall apply.
The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award, in which event the definition of “Disability” in Treas. Reg. Section 1.409A-3(i)(4) shall apply and cannot be changed after the 409A Award is granted.
n.
“Effective Date” means the date that the Plan is approved by the stockholders of the Company, provided that such date is not more than one year after the approval of the Plan by the Board.

o.
“Eligible Person” means any Employee, Director or Consultant and includes non-Employees to whom an offer of employment has been or is being extended.

p.
“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

q.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

r.
“Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of a Share on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date; or if there is no such reported closing price, the Fair Market Value shall be the mean between the high and low sale prices on such trading day, or if no sale of Shares is reported, the mean between the highest bid and lowest asked price on such trading day, or, if no bid and asking price is reported for such trading day, the reported closing price on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange or traded on such a market, the Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Company intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options) shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B). In the case of an Incentive Stock Option, if the foregoing method of determining fair market value is inconsistent with Section 422 of the Code, then Fair Market Value shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value so determined.

s.
“409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

t.
“Grant Date” means the date on which an Award is made by the Committee or the Board of Directors under this Plan or such later date as may be specified by the Committee or the Board.

u.
“Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 hereof, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

v.
“Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 6 hereof, which is not intended to be an Incentive Stock Option.

w.
“Option” means an Incentive Stock Option or a Non-qualified Stock Option.

x.
“Option Price” means the exercise price for each Share subject to an Option.

y.
“Optionee” means the holder of an Option.

z.
“Other Stock and Stock Unit Award” means awards of unrestricted Shares, or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

aa.
“Participant” means any Eligible Person who has been granted an Award under the Plan.

bb.
“Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

cc.
“Performance Measures” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): (i) total shareholder return (share price appreciation plus dividends), (ii) net income, (iii) earnings per share, (iv) funds from operations (as defined by Nareit), (v) funds from operations per share, (vi) return on equity, (vii) return on assets, (viii) return on invested capital, (ix) increase in the market price of shares or other securities, (x) achieving specified reductions in costs or targeted levels in costs; (xi) achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; (xii) acquiring or developing a prescribed number of (or dollar volume related to) real estate properties, or maintaining a prescribed number of (or dollar volume related to) existing real estate properties;

(xiii) achieving or maintaining a level of occupancy at one or more real estate properties; (xiv) completing specified projects within or below the applicable budget; (xv) completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets; and (xvi) expanding into new markets. Subject to any exceptions noted in this Section 2(cc), Section 9(d) hereof, or any Award Agreement and any exceptions approved by the Committee, each such objective shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from performance period to performance period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. For the avoidance of doubt, this is a non-exhaustive list from which the Committee may select and that the Committee has discretion to selection other performance measures.
dd.
“Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 hereof, the value of which is determined by the Fair Market Value of the Stock in a manner deemed appropriate by the Committee and described in the Award Agreement.

ee.
“Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 hereof, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Award Agreement.

ff.
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 hereof.

gg.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3).

hh.
“Plan” means the Agree Realty Corporation 2024 Omnibus Incentive Plan, as hereafter amended.

ii.
“Related Option” means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

jj.
“Restricted Stock” means an Award, designated as Restricted Stock, granted to a Participant pursuant to Section 8 hereof.

kk.
“Restricted Stock Unit” means an Award, designated a Restricted Stock Unit, granted to a Participant pursuant to Section 8 hereof.

ll.
“Retirement” means termination of employment or service by a Participant with the consent of the Committee on or after reaching age 65 with five (5) years of service, or any other definition established by the Committee, in its discretion, either in any Award or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.

mm.
“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act.

nn.
“SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 7 hereof.

oo.
“Secretary” means the officer designated as the Secretary of the Company.

pp.
“Section 16 Person” means a Participant who is subject to Section 16(b) of the Exchange Act with respect to transactions involving Stock.

qq.
“Stock” or “Shares” means the common stock of the Company, $0.0001 par value.

rr.
“Stock Appreciation Right” or “SAR” means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Section 7 hereof.

ss.
“Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

tt.
“Substitute Award” means any Award granted or issued to a Participant in assumption of, or in substitution for, outstanding awards, or the right or obligation to make future awards by a company acquired by the Company or with which the Company combines (by merger, asset acquisition or otherwise).

uu.
“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company, its parent, or any of their Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.
Administration.

a.
The Plan shall be administered by or pursuant to the direction of the Committee, provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any Award Agreement) at any time, in whole or in part, in the Board’s discretion. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants and their legal representatives and beneficiaries. No member of the Committee or the Board shall be liable to any person for any such action taken or determination made in good faith with respect to the Plan or any Award or Award Agreement. Unless the Board determines otherwise, no person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a “non-employee director,” as defined in Rule 16b-3.

b.
The Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable to the administration of the Plan, any Award or any Award Agreement. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the authority to:

i.
grant Awards and determine the terms and conditions of the Awards;

ii.
determine the Participants to whom and the times at which Awards shall be granted;

iii.
determine all terms and provisions of each Award Agreement, which need not be identical;

iv.
construe and interpret the Award Agreements and the Plan;

v.
establish, amend, or waive rules or regulations for the Plan’s administration;

vi.
to accelerate the exercisability of any Award, the end of a performance period or termination of any Period of Restriction;

vii.
establish the rights of Participants with respect to an Award upon termination of employment or service as a Director;

viii.
determine whether, to what extent, and under what circumstances an Award may be settled, forfeited, exchanged or surrendered;

ix.
amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award; and

x.
make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) neither the Committee nor the Board shall effect at any time directly or indirectly the repricing of any outstanding Options or SARs without stockholder approval, including without limitation a repricing by (i) the cancellation of any outstanding Options or SARs under the Plan and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different amount of Shares, or (ii) the cancellation of any outstanding Options or SARs with respect to which the Option Price or SAR Exercise Price is above Fair Market Value in exchange for a cash payment.
c.
All such actions and determinations shall be made in accordance with the Company’s governing documents and applicable law. Subject to the governing documents of the Company and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of members of the Board and/or one or more officers of the Company for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. All references in this Plan to the “Committee” also shall be deemed to refer to the foregoing Persons in foregoing sentence, as applicable. The Committee’s prior exercise of discretionary authority shall not obligate it to exercise its authority in a similar fashion thereafter.

4.
Stock Available.

a.
Reserved Shares.   Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 2,000,000, all of which shall be available for issuance as Incentive Stock Options. Shares used for purposes of the Plan may be either authorized and unissued Shares, or previously issued Shares held in the treasury of the Company, or both.

b.
Accounting for Shares.

i.
Except as provided in this Section 4, for every Share subject to Awards, the Shares available for grant hereunder shall be reduced by one Share. Awards to be settled only in cash shall not be counted against the Share limit above.

ii.
With respect to Performance Awards which are payable in Shares (whether in whole or in part, as elected by the Participant at the time such Award is settled), the maximum number of Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan, subject to Section 4(b)(v) below.

iii.
Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

iv.
Substitute Awards shall not be counted against the Shares available for granting Awards under this Plan. Shares available under a stockholder approved equity plan acquired in a corporate acquisition or merger (each, a “pre-existing plan”) may be used for post-transaction Awards under this Plan without counting against the Shares reserved in Section 4(a) provided that (i) the number of Shares available for grant is appropriately adjusted to reflect the relative value of the Shares and the shares subject to the acquired entity’s equity plan, (ii) any such Award is not made beyond the period when it could have been granted under the pre-existing plan absent such transaction, and (iii) any such Award is not granted to individuals who were employed by the Company or its Affiliates immediately before the closing of such transaction. The provisions of this Section 4(b)(iv) shall be interpreted consistent with the applicable listing requirements.

v.
If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of all or a portion of the Shares subject thereto (including the settlement of any Performance Awards in cash rather than Shares), then all or a portion, as applicable, of the number of Shares related to such Award shall not be counted against the Share limit above, but shall again be available for making Awards under the Plan.
vi.
Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (A) Shares that were subject to an Option or a share-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (B) Shares delivered to or withheld by the Company or any Affiliate to pay the exercise price or the withholding taxes under any Award including an Option or SAR; (C) Shares withheld by, or otherwise remitted to, the Company to satisfy tax withholding obligations upon the exercise of, or upon the lapse of restrictions on or settlement of, an Award; or (D) Shares repurchased on the open market with the proceeds of an Option exercise.

5.
Award Eligibility and Limitations.

a.
General Rule.   Awards under the Plan may be granted to any Eligible Person, provided that only Employees shall be eligible to receive Incentive Stock Options. Awards may be granted to Eligible Persons whether or not they hold or have held Awards previously granted under the Plan or otherwise granted or assumed by the Company. In selecting Eligible Persons for Awards, the Committee may take into consideration any factors it may deem relevant, including its views of the Eligible Person’s present and potential contributions to the success of the Company and its Affiliates.

b.
Minimum Vesting.   Subject to Section 12, any Award (or portion thereof) shall have a minimum vesting period of one year from the Grant Date; provided, however, that Awards (including any award of unrestricted Shares) with respect to 5% of the total Shares authorized to be issued under the Plan pursuant to Section 4 may have a vesting period of less than one year. For the avoidance of doubt, no installment or portion of any Award may vest earlier than one year from the Grant Date. For purposes of Awards to Non-Employee Directors, such Award will be deemed to vest no earlier than the first anniversary of the date of grant of the Award if such Award vests on the earlier of (A) the date of the next annual meeting of stockholders (which date is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) and (B) the first anniversary of the date of grant. For the avoidance of doubt, this Paragraph 15(a) shall not be construed to limit the Committee’s Discretion to provide for accelerated exercisability or vesting of an Award, or deem an Award to be earned, including in cases of death, Disability, retirement, termination without Cause or a Change in Control.

6.
Stock Options.

a.
Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Participants as shall be determined by the Committee in its discretion; provided, however, ISOs may only be granted to Employees. Subject to Sections 4 and 5 hereof, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

b.
ISO $100,000 Limitation.   To the extent that the aggregate Fair Market Value of Shares (determined at the Grant Date) with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any Affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess Options shall be treated as Non-qualified Stock Options.

c.
Option Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the terms of the Option, including the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option in the event of retirement, death, disability, or other termination of employment or service, and such other provisions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option, provided that the Options will be deemed Non-qualified Stock Options in the absence of such specification.
d.
Option Price.   The Option Price shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date, or in the case of any Optionee who is a Ten Percent Stockholder at the Grant Date, such Option Price shall not be less than 110% of the Fair Market Value of such Stock on the Grant Date. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any Option be less than the par value of the Stock.

e.
Duration of Options.   Each Option shall expire as set forth in the Award Agreement, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its Grant Date and no ISO which is granted to any Optionee who, at the time such ISO is granted, is a Ten Percent Stockholder, shall be exercisable after the fifth anniversary date from such Grant Date.

f.
Exercisability.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for all Participants. An Option may not be exercised for a fraction of a Share.

g.
Method of Exercise.   In order to exercise an option, the Optionee shall deliver to the Company properly executed exercise notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the aggregate amount of the Option Price therefor, provided that the Committee may, in its discretion, permit a Participant to satisfy such aggregate Option Price by one or more of the following methods, in each case, to the extent permitted by applicable laws: (i) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price, (ii) delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate Option price, (iii) delivery of previously owned Shares having a Fair Market Value on the date of exercise equal to the aggregate purchase price, or (iv) any other form that is consistent with, or permitted by, applicable laws, regulations and rules. An Optionee shall have none of the rights of a stockholder until the date as of which Shares are issued to him. For purposes of payment described in (i) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the stockbroker instructions, unless the Committee determines otherwise.

h.
Limitation on Exercise of Options.   Notwithstanding the terms of any Award Agreement to the contrary, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of an Option with respect to any or all Participants (including those whose employment or service has terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if the Option would expire during any blackout period, the term of the Option shall be extended until the earlier of (i) 30 days after the blackout period ends or (ii) the tenth (10th) anniversary of the Grant Date. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave of absence approved by the Company; provided, further that in the case of an ISO, any such determination satisfies the requirements of Section 422 of the Code.

i.
Termination of Service.   Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before exercise of an Option, the following rules shall apply:

i.
Generally.   An Option may be exercised after the date of the Participant’s termination of employment or service, as applicable, only to the extent that the Option was vested as of the date of such termination. Any Option not vested at the time of a Participant’s termination of employment or service, as applicable, shall terminate and the Shares underlying such

Option shall revert to the Plan and become available for future Awards. A vested Option may not be exercised after the expiration of one of the periods described below in (ii) through (iv) or after the expiration of the Term of such Option as set forth in the Award Agreement.
ii.
Termination upon death or Disability.   If a Participant’s employment or service, as applicable, is terminated due to his death or Disability, the Participant (or the Participant’s beneficiary) may exercise the vested portion of a Non-Qualified Stock Option for up to one year after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

iii.
Termination for Cause.   If the Participant’s employment or service, as applicable, is terminated by an Employer for Cause, any outstanding Option (whether vested or unvested) will immediately expire and be forfeited upon such termination.

iv.
Other Terminations.   Upon any termination of employment or service, as applicable, other than for the reasons set forth in subsections (ii) or (iii) above or as set forth in Section 12, the Participant may exercise the vested portion of the Option for up to 90 days after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

j.
Non-transferability of Options.

i.
Subject to Sections 6(j)(ii) and 20(b) hereof, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Sections 6(j)(ii) and 20(b) hereof, during the lifetime of a Participant, the Option may be exercised only by the Participant or his guardian or legal representative.

ii.
The Committee may grant Non-qualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant but only to the extent consistent with applicable laws and registration requirements, provided that (A) no consideration is paid for the transfer and (B) no Options granted to Section 16 Persons may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan; provided, that, in the absence of such provisions in the Award Agreement, the Options will be non-transferable except as provided in Section 6(j)(i) hereof. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

7.
Stock Appreciation Rights.

a.
Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

i.
In connection with the grant, and exercisable in lieu, of Options (“Tandem SARs”);

ii.
In connection with, and exercisable in addition to, the grant of Options (“Additive SARs”);

iii.
Independent of the grant of Options (“Freestanding SARs”); or

iv.
In any combination of the foregoing.

b.
Exercise Price.   The SAR Exercise Price shall be determined in the sole discretion of the Committee and set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date. The SAR Exercise Price of a Tandem SAR or an Additive SAR shall be the same as the Option Price of the Related Option.

c.
Exercise of Tandem SARs.   Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.
Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.
d.
Exercise of Additive SARs.   Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

e.
Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

f.
Other Conditions Applicable to SARs.   In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem SAR or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

g.
Payment Upon Exercise of SARs.   Subject to the provisions of the Award Agreement, upon the exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) SAR Exercise Price.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash, or a combination thereof, as the Committee may provide in the Award Agreement. To the extent required to satisfy the conditions of Rule 16b-3(e), or as otherwise provided in the Award Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.
h.
Non-transferability of SARs.   No SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. Further, all SARs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his guardian or legal representative.

8.
Restricted Stock and Restricted Stock Units.

a.
Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee may grant awards of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Participants receiving such awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law. Any grant of an Award under this Section 8 or the vesting thereof may be further conditioned upon the attainment of Performance Measures established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Awards.
b.
Award Agreement.   Each award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the additional terms of the Award, including the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares granted or relating to such award, and such other provisions as the Committee shall determine.

c.
Transferability.   Except as provided in this Section 8, neither the Shares of Restricted Stock or Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of such other conditions as may be specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

d.
Other Restrictions.   The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock or the book entry with respect to such Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time that all restrictions are satisfied.

e.
Restricted Stock Legend.   In the event that the Committee elects to legend the certificates representing Restricted Stock or the book entry with respect to such Restricted Stock, and in addition to any legends placed on certificates or the book entries with respect to such Restricted Stock pursuant to Section 8(d) hereof, each certificate representing shares of Restricted Stock or the book entry with respect to such Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of these shares of Stock, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Agree Realty Corporation 2024 Omnibus Incentive Plan, effective          , 2024, as amended, and in a Restricted Stock Agreement dated            , 20  . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Agree Realty Corporation.”
f.
Removal of Restrictions.   Except as otherwise provided in this Section 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on the certificates representing such Shares or the book entries with respect to such Shares pursuant to Sections 8(d) and 8(e) hereof.

g.
Rights of Holders of Shares of Restricted Stock.   Unless the Committee otherwise provides in an Award Agreement, holders of Shares of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends or distributions declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed and the Shares shall bear legends reflecting such restrictions.

h.
Rights of Holders of Restricted Stock Units.   Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the payment of a cash dividend or distribution on outstanding Shares, or at any time thereafter, a cash payment for each Restricted Stock Unit held equal to the per share dividend, which payment would be paid in accordance with rules set forth by the Committee. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

i.
Settlement of Restricted Stock Units.   Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, settle earned Restricted Stock Units in cash, Shares, or a combination of both.

j.
Termination of Service.   Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before vesting of any Shares of Restricted Stock or Restricted Stock Units, any Share of Restricted Stock or Restricted Stock Unit that is not vested at the time of a Participant’s termination of employment or service, as applicable, shall be forfeited. Upon forfeiture, the Participant shall have no further rights with respect to such Award, including the right to vote such Shares or the right to receive dividends with respect to such Shares.

9.
Performance Awards.

a.
Grant of Performance Awards.   Subject to the terms and provisions of the Plan, the Committee may authorize grants of Performance Awards to Participants in the form of either Performance Units or Performance Shares, and such Awards shall be evidenced by an Award Agreement. Each Award Agreement shall specify the additional terms of the Performance Awards, including the number of Performance Units or Performance Shares (subject to Section 13 hereof), the time and manner in which such Award shall be settled, the performance period to which it relates, the applicable Performance Measures, and such other terms and conditions as the Committee determines consistent with the terms of the Plan. Subject to Section 4 and 5 hereof, the Committee shall have complete discretion in determining the size of any Performance Award granted to Participants hereunder. Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

b.
Performance Period.   The performance period with respect to each Performance Award shall be set forth in the Award Agreement, and may be subject to earlier termination in the event of a termination of employment or service.

c.
Performance Measures.   Each Award Agreement for Performance Awards shall specify the Performance Measures that are to be achieved by the Participant and a formula for determining the settlement amount to be paid (in the form provided in Section 9(e) hereof) if the Performance Measures are achieved.

d.
Adjustments relating to Performance Measures.   The Committee is authorized to exclude one or more of the following items in establishing Performance Measures for Performance Awards: (1) extraordinary items outside the ordinary course of business, including acquisitions, dispositions, restructurings; (2) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board; (3) the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, share repurchase, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (4) any other objective criteria established by the Committee.

e.
Form of Payment.   Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, other property or a combination thereof as set forth in the Award Agreement. Payment may be made in a lump sum or installments as prescribed by the Committee.

f.
Non-transferability.   Unless the Committee provides otherwise pursuant to Section 20(b) hereof, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

g.
Dividends or Dividend Equivalent Rights for Performance Awards.   Notwithstanding anything contrary to the foregoing in the Plan, the right to receive dividends, dividend equivalent rights or distributions with respect to a Performance Award shall only be earned by a Participant if and to the extent that the underlying Performance Award is earned by the Participant, and shall be paid in the same time and manner as the underlying Performance Award.

h.
Voting Rights.   During the performance and vesting periods, Participants in whose name Performance Shares are granted hereunder may not exercise voting rights with respect to those Shares.

i.
Termination of Service.   Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before the Performance Shares or Performance Units are earned and vested, such Performance Shares and/or Performance Units shall be forfeited.

10.
Other Stock and Stock Unit Awards.

a.
Grant.   The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock and Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Award Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock and Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

b.
Sale and Transferability.   To the extent an Other Stock and Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. All rights with respect to such Other Stock and Stock Unit Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or personal representative.

c.
Termination of Service.   Unless otherwise set forth in the Award Agreement, if, with respect to any Award, a Participant’s termination of employment or service, as applicable, occurs before the end of any period of restriction or non-transfer, or the vesting date applicable to such Award (or the applicable portion of such Award), or any performance goals or other vesting conditions are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such goals and conditions, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

11.
Effect of Termination of Employment or Service on Awards; Forfeiture.

a.
Generally.   Subject to Section 3(b) hereof, the Committee may provide in any Award Agreement the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant’s service or employment with the Company or an Affiliate terminates prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment or service (including by reason of death, Disability, or

Retirement), or business divestiture, leave of absence approved by the Company, or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee shall be subject to Section 3(b) hereof and should comply with the requirements of Code Sections 409A.
b.
Transfers between Employers.   Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant continues to be employed by or provide services to the Company or an Affiliate. For purposes of the Plan and any Award hereunder, if an entity that a Participant is employed by or otherwise providing services to ceases to be an Affiliate, a Participant shall be deemed to terminate employment or service, as applicable, on the date of the entity’s change in status, unless the Participant continues as a service provider in respect of the Company or another Affiliate (after giving effect to the change in status).

12.
Change in Control.

a.
Accelerated Vesting and Payment.   Subject to the provisions of subsection b. below and except as otherwise provided for in an Award Agreement, in the event of a Change in Control in which the successor/acquirer company does not issue Alternative Awards (as defined below) within the meaning of subsection b., all outstanding Awards shall immediately become vested, with any Performance Awards being deemed to have vested at their target levels. Notwithstanding anything to the contrary contained in this Section 12, the treatment of any 409A Award in connection with a Change in Control shall be governed by Section 19 and the requirements of Code Section 409A.

b.
Alternative Awards.   Notwithstanding subsection a., no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

i.
Be based on stock which is traded on an established securities market;

ii.
Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

iii.
Have substantially equivalent economic value to such Award (determined at the time of the Change in Control in accordance with principles applicable under Section 424 of the Internal Revenue Code);

iv.
Have terms and conditions which provide that in the event that a Participant’s Service is involuntarily terminated by the successor employer without Cause or by a Participant for Good Reason, in either case within the two-year period following the Change in Control, all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the restrictions shall lapse as to each of such Participant’s outstanding Restricted Stock or Restricted Stock Unit Awards, and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant’s termination of service over the corresponding exercise or base price per share and, in the case of any Restricted Stock or Restricted Stock Unit Award, the Fair Market Value of the number of Shares subject or related thereto; and

v.
Solely with respect to any Performance Awards, be converted into restricted share awards at the target levels, with any new “restricted period” based on the remaining performance period previously applicable to such Performance Awards.

For purposes of Section 12, “Good Reason” shall mean, unless specifically in a separate agreement between the Company and a Participant, in which case, such definition shall apply to this Agreement, the initial existence of one or more of the following conditions arising without the consent of a Participant within the one-year period following a Change in Control, provided that such Participant provides notice to the Company of the existence of such condition within 90 days of the initial existence of the condition, the Company does not remedy the condition within 30 days after receiving notice, and such Participant actually terminates employment with the Company within 30 days following the Company’s failure to remedy the condition:
i.
A material diminution in a Participant’s base salary in effect immediately before the date of the Change in Control or as increased from time to time thereafter;

ii.
A material diminution in a Participant’s authority, duties, or responsibilities;

iii.
A material diminution in the authority, duties, or responsibilities of the supervisor to whom a Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

iv.
A material diminution in the budget over which a Participant retains authority;

v.
A material change in the geographic location at which a Participant must perform the services related to his or her position; or

vi.
Any other action or inaction that constitutes a material breach by the Company of any agreement under which a Participant provides services to the Company.

13.
Adjustment for Changes in Stock Subject to Plan and Other Events.   In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of Shares subject to the Plan, in the number and kind of Shares covered by outstanding Awards, in the Option price per Share of outstanding Options or the SAR Exercise Price of outstanding SARs, and in the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional Shares. Any adjustment made under this Section 13 shall be done in a manner that complies with Section 409A of the Code, and any adjustments made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

14.
Other Terms and Conditions.   The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant, vesting or exercise of Awards or issuance of Shares in connection therewith, as it deems advisable.

15.
Effectiveness of Plan.   This Plan will be effective upon the approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose within twelve months of adoption of this Plan by the Board. Only Options may be granted prior to such stockholder approval, and such Options may not be exercisable prior to such stockholder approval.

16.
Amendment, Modification, and Termination of Plan and Awards.

a.
Amendment, Modification and Termination.   Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted hereunder after the close of business on the next day preceding the tenth anniversary of the date of approval by stockholders as contemplated by Section 15 hereof. The Board may terminate, amend, or modify the Plan in its discretion, and any amendment or modification may be without stockholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Section 409A of the Code, or with Rule 16b-3.
b.
Awards Previously Granted.   No termination, amendment, or modification of the Plan, shall adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

17.
Withholding.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. Unless the Committee otherwise agrees in an Award Agreement or otherwise, a portion of any grant or award shall, at the time that the same becomes taxable to the Participant, be relinquished to the Company to satisfy the Participant’s federal tax withholding requirement. The Fair Market Value of any Shares (determined at the date of withholding) withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined using the applicable maximum statutory tax withholding rates. For the avoidance of doubt, the Participants shall have no legal right to own or receive any Shares withheld from delivery for such purpose, and otherwise shall have no rights in respect of such Shares whether as a stockholder or otherwise. The Company shall have the power and the right to deduct or withhold from any other payments due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

18.
Successors.   All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19.
Section 409A of the Code.

a.
Generally.   This Plan and any Award granted hereunder is intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intention. Each payment under this Agreement is intended to be a “separate payment” and not of a series of payments for purposes of Section 409A.

b.
409A Awards.   The provisions of this Section 19 shall apply to any 409A Award or any portion an Award that is or becomes subject to Section 409A of the Code, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. 409A Awards include, without limitation:

i.
Any Non-qualified Stock Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; and

ii.
Any other Award that provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below).

iii.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is 2 1∕2 months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a “substantial risk of forfeiture”, or (ii) the date that is 2 1∕2 months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

c.
Subsequent Elections.   Any 409A Award which permits a subsequent election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

i.
No subsequent election may take effect until at least 12 months after the date on which the subsequent election is made;

ii.
Each subsequent election related to a payment in settlement of an Award (other than upon the Participant’s death or Disability or upon an Unforeseeable Emergency) must result in a delay of the payment for a period of not less than five years from the date such payment would otherwise have been made; and

iii.
No subsequent election related to a payment to be made upon a specified time shall be made less than twelve months prior to the date of the first scheduled installment relating to such payment.

d.
Payments of 409A Awards.   No payment in settlement of a 409A Award may commence earlier than:

i.
Separation from Service (as determined pursuant to Treasury Regulations or other applicable guidance);

ii.
The date the Participant becomes Disabled;

iii.
Death;

iv.
A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 19(c) hereof, as applicable;

v.
To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

vi.
The occurrence of an “Unforeseeable Emergency” (as defined in Section 409A of the Code).

e.
Six Month Delay.   Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “Specified Employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s Separation from Service in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant’s death.

f.
Unforeseeable Emergency.   The Committee shall have the authority to provide in the Award Agreement evidencing any 409A Award for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All payments with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

g.
No Acceleration of Payments.   Notwithstanding anything to the contrary in this Plan, this Plan does not permit the acceleration of the time or schedule of any payment under this Plan in settlement of a 409A Award, except as provided by Section 409A of the Code and/or Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

20.
General.

a.
Government and Other Regulations.   The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

i.
Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of any securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

ii.
The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, the Committee may cause a legend or legends to be put on any such certificates representing Common Stock of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders reflecting such legend. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

iii.
The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of

(A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
b.
Lock-Up Agreement.   As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time after the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period. In addition, the Company may impose additional restrictions.

c.
Effect of the Plan.   The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, its parent, or an Affiliate or the Committee or the Board, except as expressly provided in the Plan. The Plan does not constitute a contract of employment between the Company or any of its Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the employment of the Company or any of its Affiliates or to provide service on the Board. No Award and no right under the Plan, contingent or otherwise, shall be subject to any encumbrance, pledge or charge of any nature or shall be assignable except that a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

d.
Nonexclusivity of the Plan.   Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options otherwise than under the Plan.

e.
Not Benefit Plan Compensation.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provide by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

f.
Parachute Limitations.   Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options, SARs, Restricted Stock, Performance Shares, Performance Units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.
g.
Creditors.   The interests of any Participant under the Plan or any Award Agreement shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

h.
Governing Law.   The Plan, and all Award Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of Maryland (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

i.
Section 16 of the Exchange Act.   It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

j.
Clawback and Forfeiture.   Unless otherwise specified in an Award Agreement, the Company retains the right to cause a forfeiture of any Award, or the gain realized by a Participant in connection therewith, on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or its Affiliates, any confidentiality obligation with respect to the Company or its Affiliates, or any other policy of or agreement with the Company or its Affiliates, or as otherwise permitted by applicable laws and regulations, including but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated under each respective act.

Additionally, the Company has the right to cause a forfeiture for any Award if the Participant has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or if the Participant’s employment or service is terminated for Cause.

k.
Changes in Laws, Rules or Regulations.   References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

l.
Headings.   Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

m.
Number and Gender.   Under the Plan, the singular form of a word shall include the plural form, the masculine gender shall include the feminine gender and similar interpretations shall prevail as the context requires.

n.
Severability.   In the event that any provision of the Plan shall be held illegal or invalid for any reason, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

o.
Other Actions.   Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

p.
Complete Statement of Plan.   This document is a complete statement of the Plan.

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1. Election of Directors

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000626602_1 R1.0.0.6

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateSCAN TOVIEW MATERIALS & VOTETo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00 0 00 0 00000626602_1 R1.0.0.6For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01) Richard Agree 02) Karen Dearing 03) Linglong He 04) Michael HollmanAGREE REALTY CORPORATION32301 WOODWARD AVENUEROYAL OAK, MI 48073ATTN: PETER COUGHENOURVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/22/2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ADC2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/22/2024. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024.3. To approve, by non-binding vote, executive compensation.4. To approve the 2024 Omnibus Incentive Plan.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.

0000626602_2 R1.0.0.6Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.comAGREE REALTY CORPORATIONAnnual Meeting of StockholdersMay 23, 2024 10:00 AMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Richard Agree, Danielle Spehar and Peter Coughenour, or any of them, as proxies, each with the powerto appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all ofthe shares of common stock of AGREE REALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting ofStockholders to be held virtually at 10:00 AM, EDT on May 23, 2024, at www.virtualshareholdermeeting.com/ADC2024, and any adjournmentor postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted inaccordance with the Board of Directors' recommendations.Continued and to be signed on reverse side